================================================================================

                               CREDIT AGREEMENT


                                     Among


                          MASTECH SYSTEMS CORPORATION

                               as the Borrower,


                  the Lenders which are or may in the future
                             become parties hereto


                                      and


                        PNC BANK, NATIONAL ASSOCIATION

                                 as the Agent



                           Dated as of May 30, 1997




================================================================================


                                                                           Page
                                                                           ----
EXHIBITS..................................................................  iv

SCHEDULES.................................................................   v

ARTICLE 1.  DEFINITIONS...................................................   1
    1.1       Defined Terms...............................................   1
    1.2       Accounting Terms............................................  11
    1.3       Rules of Construction.......................................  11

ARTIPCLE 2. THE CREDIT FACILITY...........................................  12
    2.1       Revolving Credit Commitment.................................  12
    2.2       [Reserved]..................................................  13
    2.3       Interest....................................................  13
    2.4       Capital Adequacy............................................  17
    2.5       Requests for Revolving Credit Loans, Interest Rate Options
               and Conversions............................................  18
    2.6       Method of Disbursements and Payments........................  18
    2.7       Loan Accounts...............................................  18
    2.8       Payment From Accounts Maintained by Borrower................  18
    2.9       Commitment Fee..............................................  19

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES................................  19
    3.1       Existence...................................................  19
    3.2       Capitalization; Ownership...................................  19
    3.3       Subsidiaries and Other Investments..........................  19
    3.4       Power and Authority.........................................  19
    3.5       Validity; Binding Effect and Enforceability.................  20
    3.6       No Conflict.................................................  20
    3.7       Financial Matters; No Material Adverse Change...............  20
    3.8       Litigation..................................................  20
    3.9       Compliance with Laws........................................  21
   3.10       Fiscal Year.................................................  21
   3.11       Condition of and Title to Assets............................  21
   3.12       Tax Returns and Payments....................................  21
   3.13       Insurance...................................................  21
   3.14       Consents and Approvals......................................  21
   3.15       No Defaults.................................................  22
   3.16       Plans and Benefit Arrangements..............................  22
   3.17       Senior Debt Status..........................................  22
   3.18       Environmental Matters.......................................  22


   3.19       Margin Stock................................................  22
   3.20       Investment Company Act......................................  23
   3.21       Full Disclosure.............................................  23
   3.22       Intellectual Property.......................................  23

ARTICLE 4.  AFFIRMATIVE COVENANTS.........................................  23
    4.1       Use of Proceeds.............................................  23
    4.2       Delivery of Financial Statements and Other Information......  23
    4.3       Preservation of Existence; Qualification....................  25
    4.4       Compliance with Laws, Contracts and Licenses................  25
    4.5       Continuance of Business.....................................  25
    4.6       Accounting System; Books and Records........................  25
    4.7       Payment of Taxes and Other Liabilities......................  26
    4.8       Insurance...................................................  26
    4.9       Maintenance of Properties...................................  26
   4.10       Plans and Benefit Arrangements..............................  26
   4.11       Environmental Indemnification...............................  26
   4.12       Ownership of the Borrower...................................  27

ARTICLE 5.  NEGATIVE COVENANTS............................................  27
    5.1       Indebtedness................................................  27
    5.2       Guarantees..................................................  27
    5.3       Liens; Negative Pledge......................................  27
    5.4       No Limitation on Dividends and Distributions................  27
    5.5       Liquidations, Mergers, Consolidations, Etc..................  27
    5.6       Dispositions of Assets......................................  27
    5.7       Loans, Advances and Investments.............................  28
    5.8       Affiliate Transactions......................................  28
    5.9       Use of Proceeds.............................................  28
   5.10       Change of Business..........................................  28
   5.11       Change of Fiscal Year.......................................  28

ARTICLE 6.  CONDITIONS TO MAKING LOANS....................................  28
    6.1       All Loans...................................................  28
    6.2       Initial Loan................................................  29

ARTICLE 7.  EVENTS OF DEFAULT; REMEDIES...................................  31
    7.1       Events of Default...........................................  31
    7.2       Remedies....................................................  32

ARTICLE 8.  AGREEMENT AMONG LENDERS.......................................  33
    8.1       Appointment and Grant of Authority..........................  33
    8.2       Non-Reliance on Agent.......................................  34
    8.3       Responsibility of Agents and Other Matters..................  34
    8.4       Action on Instructions......................................  35
    8.5       Action Upon Occurrence of a Default or Event of Default.....  35
    8.6       Indemnification.............................................  35
    8.7       Agent's Rights as a Lender..................................  36


    8.8       Loan Advances by Agent......................................  36
    8.9       Payment to Lenders..........................................  36
   8.10       Pro Rata Sharing............................................  36
   8.11       Notice of Event of Default..................................  37
   8.12       Successor Agent.............................................  37

ARTICLE 9.  GENERAL PROVISIONS............................................  37
   [9.1       Set-Off.....................................................  37
    9.2       Amendments and Waivers......................................  37
    9.3       Taxes.......................................................  38
    9.4       Expenses....................................................  38
    9.5       Notices.....................................................  39
    9.6       Participations..............................................  41
    9.7       Indemnity...................................................  42
    9.8       Successors and Assigns......................................  42
    9.9       Confidentiality.............................................  43
   9.10       Severability................................................  43
   9.11       Survival....................................................  43
   9.12       GOVERNING LAW...............................................  43
   9.13       FORUM.......................................................  43
   9.14       Non-Business Days...........................................  44
   9.15       Integration.................................................  44
   9.16       Headings....................................................  44
   9.17       Counterparts................................................  44
   9.18       WAIVER OF JURY TRIAL........................................  44

                                   EXHIBITS
                                   --------

                                                              Principal
  Exhibit                                                      Section
Designation                         Exhibit                   Reference
-----------                         -------                   ---------

     A                   Revolving Credit Note                    2.1f

     B                   Request for/Confirmation of              2.5
                         Revolving Credit Loan

     C                   Compliance Certificate                   4.2a

     D                   Closing Certificate                      6.2g

     E                   Guaranty by Mastech Corporation          6.2e

     F                   Guaranty by Mastech Holding Corporation  6.2e

                                   SCHEDULES
                                   ---------


   Schedule
  Designation                        Schedule
  -----------                        --------

     3.3             Subsidiaries; Ownership Interests in Other Persons

     3.8             Litigation and Other Matters

     5.1             Existing Indebtedness Permitted to Remain Outstanding

     5.3             Existing Liens Permitted to Remain Outstanding

                               CREDIT AGREEMENT


     This CREDIT AGREEMENT, dated as of May 30, 1997, is entered into by and among MASTECH SYSTEMS CORPORATION, a Pennsylvania corporation (the "Borrower"), the financial institutions which are or who in the future become parties hereto (each a "Lender" and collectively the "Lenders") and PNC BANK, NATIONAL ASSOCIATION as the agent for the Lenders (in such capacity the "Agent").


                                  WITNESSETH:

     WHEREAS, the Borrower has requested that the Lenders make available to it a credit facility in the maximum principal amount of $25,000,000, and the Lenders have agreed to do so, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises (each of which is incorporated herein by reference) and the mutual promises contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the intent to be legally bound hereby, the parties hereto agree as follows:


ARTICLE 1.  DEFINITIONS

1.1    Defined Terms.  As used in this Agreement, including the preamble and
       -------------
recitals hereto, the following terms shall have the meanings set forth below or in the Section or Subsection of this Agreement referred to, unless the context otherwise requires:

     Affiliate:  As to any Person, any other Person directly or indirectly
     ---------
through one or more intermediaries Controlling, Controlled by, or under direct or indirect common Control with such Person. A Person shall be deemed to Control another Person if the Controlling Person owns five percent (5%) or more of any class of voting securities, partnership interests or other equity interests of the Controlled Person or possesses, indirectly or directly, the power to direct or cause the direction of the management or policies of the Controlled Person, whether through the ownership of voting securities, by contract, or otherwise.

     Agent:  PNC Bank, National Association, a national banking association, and
     -----
its successors and assigns, in its capacity as agent for the Lenders hereunder, and any Person that becomes a successor agent hereunder.

     Agreement:  This Credit Agreement, together with all exhibits and schedules
     ---------
hereto and all extensions, renewals, amendments, substitutions and replacements hereto and hereof.

     Authorized Officer:  The Co-Chairman and Chief Executive Officer, the Co-
     ------------------
Chairman and President, and the Chief Financial Officer of the Borrower. The Agent and the Lenders shall be entitled to rely on the incumbency certificate delivered pursuant to Section 6.2 for the initial designation of each Authorized Officer. Additions or deletions to the list of Authorized Officers may be made by the Borrower at any time by delivering to the Agent a revised, fully-executed incumbency certificate.

     Benefit Arrangement:  An "employee benefit plan", within the meaning of
     -------------------
Section 3(3) of ERISA, which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower or any ERISA Affiliate for the benefit of employees of the Borrower or any ERISA Affiliate.

     Borrower:  Mastech Systems Corporation, a Pennsylvania corporation, and its
     --------
successors and permitted assigns.

     Business Day:  With respect to any borrowing or payment of Euro-Rate Loans
     ------------
or Prime Rate Loans or a selection of the Euro-Rate Option or Prime Rate Option, a day other than a Saturday or a Sunday on which banks are open for business in Pittsburgh, Pennsylvania and in Chicago, Illinois and on which dealings in Dollars are carried on in the London interbank market; and for all other purposes, a day other than a Saturday or a Sunday on which commercial banks in Pittsburgh, Pennsylvania and Chicago, Illinois, are open for business.

     Capital Adequacy Event:  This term shall have the meaning given it in
     ----------------------
Section 2.4.

     Capital Compensation Amount:  This term shall have the meaning given it in
     ---------------------------
Section 2.4.

     Change of Control:  A change of control will occur if, at any time, Sunil
     -----------------
Wadhwani and Ashok Trivedi cease to own, directly or indirectly, fifty-one percent (51%) or more of the voting shares of the Parent.

     Closing Date:  May 30, 1997 or such later date as is mutually agreeable to
     ------------
the parties hereto.

     Commitment:  With respect to each Lender, the commitment of such Lender to
     ----------
make Revolving Credit Loans pursuant to Section 2.1 in the aggregate Dollar amount not to exceed at any one time outstanding the Dollar amount for such Lender set forth on the signature page hereto signed by such Lender.

     Commitment Percentage:  With respect to each Lender, its percentage
     ---------------------
commitment of the Revolving Credit Commitment, which shall be the percentage set forth on the signature page hereto signed by such Lender.

     Compliance Certificate:  A certificate substantially in the form of Exhibit
     ----------------------                                              -------
"C" which has been executed by an Authorized Officer and delivered to the
---
Lenders.

     Contamination:  The uncontained presence of Hazardous Substances at any
     -------------
real property of the Borrower or any Subsidiary, whether owned or leased, which may require clean-up or remediation under any Environmental Law.

     Control and its derivatives:  The possession, directly or indirectly, of
     ---------------------------
the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests or other equity interests, by contract or otherwise, including the power to elect a majority of the directors of a corporation or trustees of a trust, as the case may be.

     Default:  Any condition, event, omission or act which with the giving of
     -------
notice, the passage of time or both would constitute an Event of Default.

     Dollars or $:  The legal tender of the United States of America.
     ------------
     Environmental Claim:  Any claim, suit, notice, order, demand or other
     -------------------
communication made by any Person with respect to the Borrower or any of its properties, whether owned or leased, that: (i) asserts a violation of an Environmental Law; (ii) asserts a liability under an Environmental Law; (iii) orders investigation, corrective action, remediation or other response under an Environmental Law; (iv) demands information under an Environmental Law; (v) alleges personal injury or property damage resulting from Hazardous Substances; or (vi) alleges that there is or may be Contamination.

     Environmental Law:   Any Governmental Rule, permit, license, writ,
     -----------------
injunction, decree, award or standard concerning health, safety and protection of, or regulation of the discharge of substances into, the environment, whether now in existence or hereafter enacted, agreed to, issued or otherwise becoming effective.

     ERISA:  The Employee Retirement Income Security Act of 1974 as it may from
     -----
time to time be amended, supplemented or otherwise modified, or any successor statute, and the rules and regulations promulgated thereunder.

     ERISA Affiliate:  At any time any member of a controlled group of
     ---------------
corporations under Section 414(b) of the Internal Revenue Code of which the Borrower is a member, and any trade or business (whether or not incorporated) under common control with any Company under Section 414(c) of the Internal Revenue Code, and all other entities which, together with the Borrower, are or were treated as a single employer under Sections 414(m) or 414(o) of the Internal Revenue Code.

     Euro-Rate:  With respect to Euro-Rate Loans, the interest rate per annum
     ---------
determined by the Agent by dividing (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive and binding upon the Borrower, absent manifest error on the part of the Agent) to be equal to the offered rates for deposits in Dollars for the applicable Euro-Rate Interest Period which appear on page 3750 of the TELERATE rate reporting system or other similar system as of approximately 11:00 a.m., Greenwich Mean Time, two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Loan and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

Euro Rate =   Offered Rate on TELERATE page 3750
              ----------------------------------
              1.00 - Euro-Rate Reserve Percentage

     Euro-Rate Interest Period:  Any individual period of one, two, three, six,
     -------------------------
nine, or twelve months, commencing on the date a Euro-Rate Option is exercised with respect to a Euro-Rate Loan; provided, however, that (i) any Euro-Rate
                                  --------  -------
Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month, in which case such Euro-Rate Interest Period shall end on the next preceding Business Day, (ii) any Euro-Rate Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Euro-Rate Interest Period is to end shall end on the last Business Day of such subsequent month, and (iii) no Euro-Rate Interest Period may end after the Revolving Credit Termination Date.

     Euro-Rate Loan:  A Revolving Credit Loan bearing interest under the Euro-
     --------------
Rate Option, as set forth in Subsection 2.3.

     Euro-Rate Option:  The ability of the Borrower to elect Euro-Rate Loans, as
     ----------------
set forth in Subsection 2.3.

     Euro-Rate Reserve Percentage:  For each Euro-Rate Interest Period, that
     ----------------------------
percentage (expressed as a decimal), as determined by the Agent as to the Euro-Rate Loan as to which the rate is then being set, which is in effect on the first day of such Euro-Rate Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirements (including without limitation supplemental, marginal or emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such system.

     Event of Default:  Any of the events specified in Section 7.1.
     ----------------

     Fee:  Any fee payable by the Borrower to the Agent or the Lenders
     ---
hereunder, under any Fee Letter or under any of the other Loan Documents.

     Fee Letter:  Any letter agreement or other agreement entered into on or
     ----------
prior to the Closing Date by and among the Borrower and the Agent or among the Borrower and the Lenders, pursuant to which the Borrower agrees to pay the Fees described therein to the

Agent or the Lenders, together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

     Fiscal Quarter:  Each three-month fiscal period of the Borrower beginning
     --------------
respectively on each successive July 1, October 1, January 1 and April 1 during the term hereof and ending on the immediately succeeding September 30, December 31, March 31 and June 30.

     Fiscal Year:  Each annual fiscal period of the Borrower beginning January 1
     -----------
and ending on the immediately succeeding December 31.

     GAAP:  Generally accepted accounting principles which are consistent with
     ----
the principles promulgated or adopted by the Financial Accounting Standards Board, its predecessors and its successors, including any official interpretations thereof.

     Governmental Approval:  Any order, consent, authorization, license,
     ---------------------
validation, approval and permit, issued to or required to be obtained by the Borrower in connection with the ownership, construction, erection, installation, operation and maintenance of its properties, and the conduct of its present and proposed businesses.

     Governmental Authority:  The government of the United States or the
     ----------------------
government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, court, arbitrator, authority, body or entity or other regulatory bureau, authority, body or entity of the United States or any state or locality therein, including but not limited to the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, any central bank or any comparable authority, and any successor to any of the foregoing.

     Governmental Rule:  Any law, statute, rule, regulation, treaty, ordinance,
     -----------------
order, writ, injunction, decree, judgment, guideline, directive or decision of any Governmental Authority, including without limitation Environmental Laws, all whether in existence on the Closing Date or whether issued, enacted or adopted after the Closing Date, and any change therein or in the interpretation or application thereof following the Closing Date.

     Guaranty:  As to any Person, any obligation, direct or indirect, by which
     --------
such Person undertakes to guaranty, assume or remain liable for the payment of a second Person's obligations, including but not limited to (i) endorsements of negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay or perform upon a second Person's failure to pay or perform, (iv) agreements to remain liable on obligations assumed by a second Person, (v) agreements to maintain the capital, working capital, solvency or general financial condition of a second Person and (vi) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the nondelivery of such products, materials or supplies or the nonfurnishing of such services.

     Guarantor:  Either or both of Holdings, or the Parent, or their respective
     ---------
successors or assigns.

     Hazardous Substance:  Any (i) substance which is defined as such or
     -------------------
regulated in any manner by any Environmental Law and (ii) petroleum products.

     Holdings:  Mastech Holdings Corporation, a Delaware corporation, and its
     --------
successors and assigns.

     Indebtedness:  Individually and collectively, (i) obligations and
     ------------
indebtedness for borrowed money, including but not limited to the Obligations;
(ii) obligations evidenced by bonds, debentures, notes, including but not limited to the Notes, or similar instruments; (iii) obligations under conditional sale or other title retention agreements relating to property purchased; (iv) obligations issued or assumed as the deferred purchase price of property or services; (v) obligations owed under capitalized leases; (vi) obligations with respect to letters of credit, whether matured or contingent;
(vii) obligations with respect to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate insurance or any other agreement or arrangement designed to provide protection against fluctuations in interest rates; (viii) obligations of others secured by any Lien on property or assets owned or acquired by the affected Person, whether or not the obligations secured thereby have been assumed; (ix) Guarantees; and (x) all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing; provided, however, that Indebtedness shall not include accounts payable incurred in the ordinary course of business if those accounts payable do not constitute obligations to repay borrowed money.

     Initial Public Offering:  The sale of the common stock of the Borrower to
     -----------------------
the public as set forth in the Form S-1 Registration Statement filed with the Securities and Exchange Commission on October 15, 1996.

     Interest Rate Option:  As to Revolving Credit Loans, either of the Prime
     --------------------
Rate Option or the Euro-Rate Option.

     Internal Revenue Code:  The Internal Revenue Code of 1986 or any successor
     ---------------------
legislation thereto, and the rules and regulations issued or promulgated thereunder, including any amendments to any of the foregoing.

     Lender:  Any financial institution which is or in the future becomes a
     ------
party hereto, and its successors and assigns.

     Lien:  Any security interest, mortgage, charge, pledge, hypothecation,
     ----
assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any capitalized lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code), in, upon or against any asset of the affected Person, whether or not voluntarily given.

     Loan:  Any Revolving Credit Loan.
     ----
     Loan Account:  Any loan account referred to in Section 2.7.
     ------------

     Loan Document:  Any of this Agreement, any Revolving Credit Note, any Fee
     -------------
Letter, and all other agreements, documents and instruments executed and delivered from time to time to govern, evidence or secure the Obligations or any of the foregoing documents and instruments, and the statements, reports, certificates and other documents required by, or related to, any of the foregoing, together with all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

     Loan Party:  Any or all of the Borrower, Holdings and the Parent.
     ----------

     Material Adverse Change:  Any set of circumstances or events which (i) has
     -----------------------
or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the other Loan Documents; (ii) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole; (iii) impairs materially or could reasonably be expected to impair materially the ability of the Borrower to duly and punctually pay or perform the Obligations; or (iv) impairs materially or could reasonably be expected to impair materially the ability of any Agent or any Lender, to the extent permitted, to enforce their respective legal remedies pursuant to this Agreement and the other Loan Documents.

     Material Adverse Effect:  An effect that results in or causes or has a
     -----------------------
reasonable likelihood of resulting in or causing a Material Adverse Change.

     Money Purchase Plan:  Any Benefit Arrangement subject to the minimum
     -------------------
funding standards under Section 302 of ERISA and Section 412 of the Internal Revenue Code.

     Multiemployer Plan:  A "multiemployer plan" as defined in Section
     ------------------
4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     Net Income:  The consolidated net income for such period of the Parent,
     ----------
calculated in accordance with GAAP.

     Obligations:  Collectively, (i) all unpaid principal of, and accrued and
     -----------
unpaid interest on, the Loans, (ii) all accrued and unpaid Fees, (iii) any other amounts due hereunder or under any of the other Loan Documents, including any and all reimbursements, indemnities, fees, costs, expenses, prepayment premiums, break-funding costs and other obligations of any Loan Party to the Agent, any Lender or any indemnified party hereunder and thereunder, and (iv) all out-of-pocket costs and expenses incurred by the Agent and any Lender in connection with this Agreement and the other Loan Documents, including but not limited to the reasonable fees and expenses of the Agent's and the Lenders' counsel, which any Loan Party is responsible to pay pursuant to the terms of this Agreement and the other Loan Documents.

     Parent:  Mastech Corporation, a Pennsylvania corporation.
     ------

     Participant:  Any bank or financial institution which acquires from any
     -----------
Lender an undivided interest in such Lender's Revolving Credit Commitment and/or Revolving Credit Loans, pursuant to Section 9.6.

     Participation:  The sale, made in accordance with the provisions of Section
     -------------
9.6, by a Lender to any Participant of an undivided interest in such Lender's Revolving Credit Commitment and Revolving Credit Loans.

     PBGC:  The Pension Benefit Guaranty Corporation established pursuant to
     ----
ERISA, or any entity succeeding to any or all of its functions under ERISA.

     Permitted Investments:  Any of the following:
     ---------------------

     (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States, in each case maturing in twenty-four months or less from the date of acquisition;

     (ii) commercial paper maturing in 365 days or less rated not lower than A-1 by S&P or P-1 by Moody's on the date of acquisition;

     (iii) time deposits or certificates of deposit maturing within one year in commercial banks which are rated A-1 or better by S&P or Moody's on the date of acquisition;

     (iv) publicly traded debt or equity securities rated at least A-1 or better by either S&P or Moody's on the date of acquisition;

     (v) investments in money market funds (including tax exempt funds) rated AA or AAm-G or higher (or an equivalent rating) by S&P or Moody's and whose net asset value remains constant $1.00 per share; and

     (vi) cash management "sweep accounts" made available to the Borrower by the Lender which invest directly or indirectly through common investment funds, repurchase agreements or otherwise in securities of the type described in items
(i) through (v) inclusive above.

     Permitted Lien:  Any of the following:
     --------------

     (i) Liens for taxes, assessments, governmental charges or levies on the affected Person's properties if such taxes, assessments, governmental charges or levies (A) are not at the time due and payable or if they can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which such Person has created adequate reserves or (B) are not pursuant to any Environmental Law;

     (ii) Pledges or deposits to secure payment of workers' compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes;

     (iii) Liens arising out of judgments or awards against it with respect to which enforcement has been stayed and such Person at the time shall currently be prosecuting an appeal or proceeding for review in good faith by appropriate proceedings diligently conducted and with respect to which it has created adequate reserves or has adequate insurance protection; provided, however, that
                                                        --------  -------
at no time may the aggregate Dollar amount of such judgment Liens exceed
$500,000;

     (iv) Mechanics', carriers', workmen's, repairmen's and other similar statutory liens incurred in the ordinary course of such Person's business, so long as the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted;

     (v) Security interests in favor of lessors of personal property, which property is the subject of a true lease between the lessor and the affected Person;

     (vi) Liens to secure purchase money security interests, as that term is defined in the Uniform Commercial Code, in property that secures the indebtedness that was incurred to acquire the property;

     (vii) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnify, performance or other similar bonds required in the ordinary course of business;

     (viii) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use; and

     (ix) Liens, security interests, and mortgages in favor of the Agent for the benefit of the Lenders.

     Person:  Any individual, partnership, corporation, trust, joint venture,
     ------
unincorporated organization, association, limited liability company, entity or Governmental Authority.

     Plan:  As to any Person, any employee pension benefit plan other than a
     ----
Multiemployer Plan which is covered by Title IV of ERISA and which either (i) is maintained by such Person and/or any ERISA Affiliate of such Person for employees of such Person and/or any ERISA Affiliate or (ii) has at any time within the preceding five years been maintained by such Person and/or any entity which was an ERISA Affiliate at such time for their respective employees.

     PNC Bank:  PNC Bank, National Association, a national banking association,
     --------
and its successors and assigns.

     Prime Rate:  For any day, a fluctuating interest rate per annum equal to
     ----------
the rate of interest which the Agent announces from time to time as its prime lending rate, which rate may not be the lowest rate then being charged by the Agent to commercial borrowers.

     Prime Rate Loan:  A Revolving Credit Loan bearing interest under the Prime
     ---------------
Rate Option, as set forth in Subsection 2.3a.

     Prime Rate Option:  The ability of the Borrower to elect Prime Rate Loans,
     -----------------
as set forth in Subsection 2.3a.

     Prohibited Transaction:  A "prohibited transaction" as defined under
     ----------------------
Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

     Regulations A, G, T, U and X:  Regulations A, G, T, U and X promulgated by
     ----------------------------
the Board of Governors of the Federal Reserve System (12 C.F.R. Part 201 et seq., 12 C.F.R. Part 207 et seq., 12 C.F.R. Part 220 et seq., 12 C.F.R. Part 221 et seq. and 12 C.F.R. Part 224 et seq., respectively), as such regulations are now in effect and as may hereafter be amended.

     Reportable Event:  A "reportable event" described in Section 4043(b) of
     ----------------
ERISA and in 29 C.F.R. Part 2615.

     Required Lenders:  As of any date (i) prior to the termination of the
     ----------------
Revolving Credit Commitment, the Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66 2/3%) of the aggregate Commitment Percentages of all the Lenders, and (ii) after the termination of the Revolving Credit Commitment, whether on the stated Revolving Credit Termination Date, by acceleration, by declaration of the Required Lenders after the occurrence of an Event of Default, or otherwise, the Lenders whose outstanding principal amounts of their respective Revolving Credit Loans aggregate at least sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding principal amount of the Revolving Credit Loans of all the Lenders.

     Revolving Credit Commitment:  The obligation of the Lenders to make
     ---------------------------
available to the Borrower a maximum aggregate principal amount not to exceed $25,000,000.

     Revolving Credit Loan:  An individual borrowing by the Borrower under the
     ---------------------
Revolving Credit Commitment.

     Revolving Credit Note:  Any promissory note of the Borrower evidencing
     ---------------------
Indebtedness of the Borrower under the Revolving Credit Commitment and in substantially the form of Exhibit "A", together with all extensions, renewals,
                          -----------
amendments, substitutions and replacements thereto and thereof.

     Revolving Credit Termination Date:  May 15, 2000.
     ---------------------------------

     Subsidiary:  Either (i) any corporation more than 50% of the outstanding
     ----------
voting securities of which shall at the time be owned or controlled, directly or indirectly, by the affected Person or one or more Subsidiaries or such Person, or by the affected Person and one or more Subsidiaries, or (ii) any other Person which is so owned or controlled. Subsidiaries shall include Scott Systems Pvt. Ltd. and Mascot Systems Pvt. Ltd., each a wholly owned Subsidiary of the Borrower organized under the laws of India.

     Tangible Net Worth:  An amount equal to stockholders' equity in the Parent
     ------------------
less all items properly classified as intangibles, in accordance with GAAP.

     Uniform Commercial Code:  The Uniform Commercial Code as enacted in the
     -----------------------
applicable jurisdiction, in effect on the Closing Date and as amended from time to time.

1.2    Accounting Terms.  Each accounting term not defined herein and each
       ----------------
accounting term partly defined herein, to the extent not defined, shall have the meaning given it under GAAP.

1.3    Rules of Construction.  In this Agreement and the other Loan Documents
       ---------------------
(except as otherwise expressly provided or unless the context otherwise requires) (i) terms defined in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified, (ii) any pronoun used shall be deemed to cover all genders, (iii) the words "hereof", "herein" and hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement and (iv) all references to particular Articles, Sections, items, clauses, exhibits and schedules are references to the Articles, Sections, items, exhibits and schedules of and to this Agreement.

ARTICLE 2.  THE CREDIT FACILITY

2.1    Revolving Credit Commitment.
       ---------------------------

2.1a   Revolving Credit Loans.  The Lenders agree, subject to the terms and
       ----------------------
conditions hereof and relying upon the representations and warranties herein set forth, that the Borrower shall have the right to borrow, repay and reborrow, from the date hereof until the Revolving Credit Termination Date, a principal amount not to exceed Twenty-Five Million Dollars ($25,000,000) in the aggregate at any one time outstanding.

2.1b    Commitments of the Lenders.  Each Lender severally agrees, for itself
        --------------------------
only, and subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrower from time to time not to exceed an aggregate principal amount at any one time outstanding equal to such Lender's Commitment Percentage of the Revolving Credit Commitment; provided, however,
                                                          --------  -------
that in no event shall any Lender be required to advance an amount in excess of its Commitment with respect to the Revolving Credit Loans; and provided,
                                                               --------
further, that if any Lender fails to advance to the Borrower its Commitment
-------
Percentage of any Revolving Credit Loan, the remaining Lenders shall not be required to advance to the Borrower the defaulting Lender's share of such Revolving Credit Loan.

2.1c    Voluntary Reductions of Revolving Credit Commitment; Voluntary Principal
        ------------------------------------------------------------------------
Payments.
--------

     (i) Voluntary Reductions.  Upon two Business Days' written notice to the
         --------------------
Agent, the Borrower may from time to time voluntarily permanently reduce the Revolving Credit Commitment. Each voluntary reduction shall be in a minimum amount of $5,000,000 or, if greater than $5,000,000, in integral multiples of $1,000,000.

     (ii) Effect of Reductions.  Simultaneously with each voluntary permanent
          --------------------
reduction, the Borrower shall make a payment of the outstanding Revolving Credit Loans equal to the excess, if any, of (A) the aggregate principal amount of the outstanding Revolving Credit Loans over (B) the Revolving Credit Commitment, as so reduced. Notice of a reduction, once given, shall be irrevocable. All such reductions shall be without penalty or premium (except for amounts owing pursuant to Section 2.3e(iv), if any).

     (iii)  Application of Reductions and Payments.  Any principal payments
            --------------------------------------
shall be accompanied by all accrued and unpaid interest thereon, all amounts due pursuant to Section 2.3, if any, and, in the case of a permanent reduction of the Revolving Credit Commitment to zero, any other outstanding Obligations which are then due and payable. All such payments shall be applied by the Agent to repay Prime Rate Loans first, and then to repay Euro-Rate Loans.

2.1d    Amount of Revolving Credit Loans.  Each Prime Rate Loan shall be in a
        --------------------------------
minimum amount of $200,000.  Each Euro-Rate Loan shall be in a minimum amount of

$500,000, or if in excess of $500,000, in integral multiples of $100,000, except for any Euro-Rate Loan made on the Closing Date, which need not be in integral multiples of $500,000.

2.1e    Repayment On Revolving Credit Termination Date.  On the Revolving Credit
        ----------------------------------------------
Termination Date the entire outstanding principal balance of the Revolving Credit Loans, plus all accrued and unpaid interest thereon, any unpaid Fees relating thereto and any other outstanding Obligations shall be due and payable, by federal wire transfer of immediately available funds.

2.1f    Revolving Credit Notes.  The obligations of the Borrower to repay, on or
        ----------------------
before the Revolving Credit Termination Date, the aggregate unpaid principal amount of the Revolving Credit Loans shall be evidenced by Revolving Credit Notes, each substantially in the form of Exhibit "A", (i) drawn by the Borrower
                                         -----------
to the order of a Lender in the maximum amount of that Lender's Commitment Percentage of the Revolving Credit Commitment, (ii) duly executed by the Borrower and (iii) delivered to the Agent for redelivery to such Lender. The principal amount actually due and owing each Lender under the Revolving Credit Note payable to it shall be the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender, all as shown on the Loan Accounts established pursuant to Section 2.7.

2.2    [Reserved].
       ----------

2.3    Interest.
       ---------

2.3a   Interest Rates.
       --------------

     Revolving Credit Loans.  During the term hereof the Borrower, in accordance
     ----------------------
with the provisions of this Section 2.3, shall have the option of electing from time to time one or more of the Interest Rate Options to be applied by the Lenders to outstanding Revolving Credit Loans, as follows: interest (i) under the Prime Rate Option shall accrue at a rate per annum equal to the Prime Rate, and (ii) under the Euro-Rate Option shall accrue at a rate per annum equal to the sum of (A) the Euro-Rate plus (B) 1.0 percent (100 basis points).

2.3b    Adjustments to Interest Rates.
        -----------------------------

     (i) Changes in Prime Rate.  The Prime Rate Option shall be adjusted from
         ---------------------
time to time, without notice to the Borrower, as necessary to reflect any changes in the Prime Rate, which adjustments shall be automatically effective on the day of any such change.

     (ii) Changes in Euro-Rate Reserve Percentage.  The Euro-Rate shall be
          ---------------------------------------
adjusted from time to time, with respect to Revolving Credit Loans, without notice to the Borrower, as necessary to reflect any changes in the Euro-Rate Reserve Percentage, which adjustments shall be automatically effective on the day of such change.

     (iii)  Event of Default.  Upon the occurrence of and during the continuance
            ----------------
of an Event of Default, (A) the outstanding principal amount of all Revolving Credit Loans shall bear interest from the date of such occurrence at a rate per annum which is equal to the sum of the Prime Rate plus two percent (2%).

2.3c    Interest Rate Option Elections, Renewals and Conversions.  Subject to
        --------------------------------------------------------
the remaining provisions of this Agreement, the Borrower shall have the option to elect to have all or any Revolving Credit Loans bear interest at either of the Interest Rate Options and shall have the right to renew elections of Interest Rate Options and convert Revolving Credit Loans to other Interest Rate Options. Notice of the Borrower's election shall be made in accordance with
Section 2.5. Elections of, conversions to or renewals of the Prime Rate Option shall continue in effect until converted to the Euro-Rate Option. Elections of, conversions to or renewals of the Euro-Rate Option shall expire as to each such Euro-Rate Option at the expiration of the applicable Euro-Rate Interest Period. Any Revolving Credit Loans outstanding for which no elections have been made shall bear interest under the Prime Rate Option.

2.3d    Limitation on Election of Euro-Rate Options.  Each election of the Euro-
        -------------------------------------------
Rate Option or the prepayment of all or any Euro-Rate Loans shall be in the minimum principal amount of $500,000 or, if in excess of $500,000, in integral multiples of $100,000. At no time during the term hereof may there be more than a total of six (6) separate Euro-Rate Interest Periods in effect. Upon the occurrence and during the continuance of an Event of Default, the Borrower's right to elect, renew or convert to Euro-Rate Loans shall be suspended.

2.3e    Special Provisions Relating to Euro-Rate Option.
        -----------------------------------------------

     (i) Euro-Rate Unascertainable.  In the event that on any date on which a
         -------------------------
Euro-Rate would otherwise be set the Agent shall have determined in good faith (which determination shall be final and conclusive) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Euro-Rate, the Agent shall give prompt notice of such determination to the Borrower and the other Lenders, and until the Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, the right of the Borrower to borrow under, renew or convert to the Euro-Rate Option shall be treated as a request to borrow under, renew or convert to the Prime Rate Option.

     (ii) Illegality of Offering Euro-Rate.  If the Agent shall determine in
          --------------------------------
good faith, which determination shall be final and conclusive, that compliance by the Agent or any Lender with any applicable Governmental Rule (whether or not having the force of law), or the interpretation or application thereof by any Governmental Authority has made it unlawful for such Lender to make or maintain Euro-Rate Loans, the Agent shall give notice of such determination to the Borrower and the Lenders. Notwithstanding any provision of this Agreement to the contrary, unless and until the Agent shall give notice to the Borrower that the circumstances giving rise to such determination no longer apply:

     (A) with respect to any Euro-Rate Interest Periods thereafter commencing, interest on the corresponding Euro-Rate Loans shall be computed and payable under the Prime Rate Option; and

     (B) on such date, if any, as shall be required by law, any Euro-Rate Loans then outstanding shall be automatically renewed at the Prime Rate Option; and the Borrower shall pay to the Lenders the accrued and unpaid interest on such Euro-Rate Loans to (but not including) such renewal date.

The Borrower shall pay the Lenders any additional amounts reasonably necessary to compensate the Lenders (on an after-tax basis) for any out-of-pocket costs incurred by the Lenders as a result of any renewal pursuant to item (B) above on a day other than the last day of the relevant Euro-Rate Interest Period, including, but not limited to, any interest or fees payable by the Lenders to lenders of funds obtained by them to loan or maintain the Revolving Credit Loans so converted. The Lenders shall furnish to the Borrower a certificate showing the calculation of the amount necessary to compensate the Lenders (on an after-tax basis) for such costs (which certificate, in the absence of manifest error, shall be conclusive), and the Borrower shall pay such amount to the Lenders, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such certificate.

     (iii)  Inability to Offer Euro-Rate.  In the event that a Lender shall
            ----------------------------
determine, in its sole discretion, that it is unable to obtain deposits in the London interbank market in sufficient amounts and with maturities related to the Euro-Rate Loans which would enable such Lender to fund such Euro-Rate Loans, then such Lender shall immediately notify the Agent. The Agent shall then notify the Borrower that the right of the Borrower to borrow under, convert to or renew the Euro-Rate Option shall be suspended. Following notification of the suspension of the Euro-Rate Option, the Borrower shall negotiate with the affected Lender for a modified Euro-Rate which will allow such Lender to realize its anticipated and bargained-for yield. In the event that the Borrower and the affected Lender cannot agree on a modified Euro-Rate, any notice of borrowing under, conversion to or renewal of the Euro-Rate Option which was to become effective during the period of suspension shall be treated as a request to borrow under, convert to or renew the Prime Rate Option with respect to the principal amount specified therein.

     (iv) Indemnity.  In addition to the other provisions of this Section 2.3e,
          ---------
the Borrower hereby agrees to indemnify the Agent and the Lenders against any loss or expense which the Agent or any Lender may sustain or incur as a consequence of any default by the Borrower in failing to make any borrowing, conversion or renewal hereunder to bear interest at the Euro-Rate Option on the scheduled date, in failing to make when due (whether by declaration, acceleration or otherwise) any payment of any Euro-Rate Loan or in making any payment or prepayment of any Euro-Rate Loan or any part thereof on any day other than the last day of the relevant Euro-Rate Interest Period, including but not limited to any loss of profit, premium or penalty incurred by the Agent or any Lender in respect of funds borrowed by it for the purpose of making or maintaining any Euro-Rate Loan as determined in good faith by the Agent or any Lender in the exercise of its sole but reasonable discretion. The affected Lender shall furnish to the Borrower a certificate showing the calculation of the amount of any such loss or expense (which certificate, absent manifest error, shall be conclusive), and the Borrower shall pay such amount to the affected Lender within ten (10) days of the Borrower' receipt of such certificate.

2.3f    Yield Protection.  If any Governmental Rule or the interpretation or
        ----------------
application thereof by any court, any Governmental Authority charged with the administration thereof or the compliance with any guideline or request from any central bank or other Governmental Authority, whether or not having the force of law:

     (i) subjects the Agent or any Lender to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind hereunder (other than any tax imposed or based upon the income of the Agent or such Lender and payable to any Governmental Authority or taxing authority of the United States of America or any state thereof) or changes the basis of taxation of the Agent or any Lender with respect to payments by the Borrower or principal, interest or other amounts due from the Borrower hereunder (other than any change which affects, and to the extent that it affects, the taxation by the United States of America or any state thereof of the total net income of the Agent or such Lender); or

     (ii) imposes, modifies or deems applicable any reserve, special deposit, special assessment or similar requirements against assets held by, deposits with or for the account of or credit extended by the Agent or any Lender with respect to loans to the Borrower (other than such requirements which are included in the determination of the Euro-Rate hereunder); or

     (iii) imposes upon the Agent or any Lender any other condition with respect to this Agreement;

and the result of any of the foregoing is to increase the cost to the Agent or the affected Lender, reduce the income receivable by the Agent or such Lender, reduce the rate of return on the Agent's or such Lender's capital or impose any expense upon the Agent or such Lender by an amount which the Agent or such Lender in its sole but reasonable discretion deems to be material, the Agent or the affected Lender shall from time to time notify the Agent of the amount determined by such Lender (which determination, absent manifest error, shall be conclusive) to be reasonably necessary to compensate the Agent or such Lender (on an after-tax basis) for such increase in cost, reduction in income, reduction in rate of return or additional expense, and setting forth the calculations therefor, and the Agent shall thereupon notify the Borrower. The Borrower shall pay such amount to the Agent or the affected Lender, as additional consideration hereunder, within ten (10) days of the Borrower' receipt of such notice from the Agent.

2.3g    Method of Calculation.  In determining the amount due the Agent and the
        ---------------------
Lenders hereunder by reason of the application of this Section 2.3, the Agent and the Lenders may use any reasonable averaging or attribution method; provided, however, that the Agent and each Lender must use reasonable efforts to
--------  -------
minimize such losses and costs.

2.3h    Interest Payment Dates.  Interest due on all outstanding Prime Rate
        ----------------------
Loans shall be payable quarterly in arrears on the last day of each month for the month just ended, beginning on June 30, 1997. Interest due on all outstanding Euro-Rate Loans and Prime Rate Loans shall be payable on the last day of each Euro-Rate Interest Period and, for Euro-Rate Interest Periods of six, nine, and twelve months, also on the day which is three months after the first day of such Euro-Rate Interest Period. All accrued and unpaid interest on the Revolving Credit Loans shall be due and payable on the Revolving Credit Termination Date and all accrued and unpaid interest on the Prime Rate Loans shall be due and payable on the last day of the applicable Prime Rate Interest Period. In addition, all accrued and unpaid interest on all of the Obligations shall be due and payable after any maturity of the Notes or the Obligations, whether by acceleration or otherwise, on demand until all amounts due hereunder are paid in full.

2.3i    Calculation of Interest.  Interest under the Prime Rate Option shall be
        -----------------------
calculated on the basis of the actual number of days elapsed, using a year of 365 or 366 days, as the case may be. Interest under the Euro-Rate Option shall be calculated on the basis of the actual number of days elapsed, using a year of 360 days. Interest for any period shall be calculated from and including the first day thereof to but not including the last day thereof.

2.4    Capital Adequacy.  If (i) any adoption of, change in or interpretation
       ----------------
of any Governmental Rule, or (ii) compliance with any guideline, request or directive of any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally, including but not limited to regulations set forth at 12 C.F.R. Part 3 (Appendix A), 12 C.F.R. Part 208 (Appendix A), 12 C.F.R. Part 225 (Appendix A) and 12 C.F.R. Part 325 (Appendix A) or any court requires that the commitments of any Lender hereunder be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender (a "Capital Adequacy Event"), the result of which is to reduce the rate of return on such Lender's capital as a consequence of such commitments to a level below that which such Lender could have achieved but for such Capital Adequacy Event, taking into consideration such Lender's policies with respect to capital adequacy, by an amount which such Lender deems to be material, such Lender shall promptly deliver to the Agent and the Borrower a certificate of the amount necessary to compensate such Lender for the reduction in the rate of return on its capital attributable to such commitments (the "Capital Compensation Amount"), calculated in good faith, using reasonable attribution and averaging methods, which certificate, absent manifest error, shall be presumed to be correct. Such amount shall be due and payable by the Borrower to the affected Lender ten (10) days after such notice is given.

2.5    Requests for Revolving Credit Loans, Interest Rate Options and
       --------------------------------------------------------------
Conversions.  Each request for a Revolving Credit Loan and for the election or
-----------
renewal of or conversion to an Interest Rate Option shall be made to the Agent orally or in writing by an Authorized Officer no later than 12:00 noon (Eastern time) (i) at least one (1) Business Day prior thereto, with respect to Prime Rate Loans and (ii) at least three (3) Business Days prior thereto, with respect to Euro-Rate Loans. Any oral request for a Revolving Credit Loan shall be followed immediately by the Borrower's written confirmation of such request, executed by an Authorized Officer, which confirmation must set forth the amount and date of the Revolving Credit Loan, the Interest Rate Option selected and, if applicable, the Euro-Rate Interest Period being selected and which shall be substantially in the form of Exhibit "B". A request from the Borrower pursuant
                             -----------
to this Section 2.5 with respect to a Euro-Rate Loan shall irrevocably commit the Borrower to accept such Euro-Rate Loan on the date specified in such request. The Agent shall notify the Lenders of (i) each request for a Prime Rate Loan as soon as practicable, but not later than 12:00 noon (Eastern time) on the date on which such Prime Rate Loan is to be made, and (ii) each request for a Euro-Rate Loan as soon as practicable, but not later than 12:00 noon (Eastern time) two (2) Business Days prior to the date on which such Euro-Rate Loan is to be made. Each Lender shall make its Commitment Percentage of such Revolving Credit Loan available to the Borrower in immediately available funds at the principal office of the Agent prior to 12:00 noon (Eastern time) on the date such Revolving Credit Loan is to be made.

2.6    Method of Disbursements and Payments.  All Revolving Credit Loans shall
       ------------------------------------
be made by the Agent by making a deposit into Borrower's demand deposit account maintained with the Agent. All payments of principal, interest, Fees, costs and other amounts due hereunder and under the other Loan Documents shall be made by the Borrower to the Agent at the Agent's principal office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh Pennsylvania 15222 not later than 2:00 p.m. (Eastern time) on the due date. All such Revolving Credit Loans and payments shall be made in immediately available funds when either transferred by the Agent into the Borrower's account with the Agent, or when delivered by the Borrower to the Agent, as the case may be.

2.7    Loan Accounts.  Each Lender shall open and maintain on its books a Loan
       -------------
Account in the Borrower's name with respect to Revolving Credit Loans made, repayments, prepayments, the computation and payment of interest and other amounts due and sums paid to such Lender hereunder and under the other Loan Documents. Except in the case of manifest error in computation, such records shall be conclusive and binding on the Borrower as to the amount at any time due to such Lender by the Borrower.

2.8    Payment From Accounts Maintained by Borrower.  In the event that any
       --------------------------------------------
payment of principal, interest, Fees, other expenses or amounts due the Lenders or the Agent under any of the Loan Documents is not paid when due, including the grace period applicable under Section 7.1a, the Agent is hereby authorized to effect such payment by debiting any demand deposit account of any Borrower now or in the future maintained with the Agent other than accounts maintained in trust for the benefit of third parties. The Agent shall promptly notify the Borrower of the date and amount of any such debit. This right to debit accounts of the Borrower is in addition to any right of setoff accorded the Lenders hereunder or by operation of law.

2.9    Commitment Fee.  Beginning on August 29, 1997, and continuing on the
       --------------
last day of each calendar quarter thereafter until the Revolving Credit Termination Date, the Borrower shall pay a Commitment Fee to the Lenders, in arrears, at the rate of 0.15% (15 basis points) per annum on the average daily unused portion of the Revolving Credit Commitment during the calendar quarter then ended. The Commitment Fee shall be computed on the basis of the year of 365 or 366 days, as the case may be, and paid on the actual number of days elapsed. The Lenders shall be entitled to share the Commitment Fee based upon their pro-rata share of the Revolving Credit Commitment.


ARTICLE 3.  REPRESENTATIONS AND WARRANTIES

     To induce the Agent and the Lenders to enter into this Agreement and to make the Loans herein provided for, the Borrower makes the following representations and warranties to the Agent and the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the
Loans:

3.1    Existence.  The Borrower is a corporation duly organized, validly
       ---------
existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign entity authorized to do business in each jurisdiction where the nature of its activities or the ownership of its properties makes such qualification or licensing necessary except where the failure to do so would not result in a Material Adverse Change.

3.2    Capitalization; Ownership.  All of the issued and outstanding shares of
       -------------------------
capital stock of the Borrower are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any shares of the Borrower, nor are any securities of the Borrower convertible into or exchangeable for its common stock, except as provided under and in accordance with the Mastech Corporation 1996 Stock Incentive Plan.

3.3    Subsidiaries and Other Investments.  The Borrower does not have any
       ----------------------------------
Subsidiaries or any ownership interests in any other Person, except as shown on
Schedule 3.3.

3.4    Power and Authority. The Borrower has the lawful power to own or lease
       -------------------
its properties and to engage in the business it now conducts or proposes to conduct. The Borrower is duly authorized to enter into, execute, deliver and perform all of the terms and provisions of this Agreement and the other Loan Documents to which it is a party, to incur the Obligations and to perform its obligations under the Loan Documents. All necessary corporate action required to authorize the execution, delivery and performance of this

Agreement, the Notes and the other Loan Documents to which the Borrower is a party has been properly taken by the Borrower.

3.5    Validity; Binding Effect and Enforceability.  The Loan Documents to
       -------------------------------------------
which the Borrower is a party have been duly executed and delivered by the Borrower. The Loan Documents, when delivered by the Borrower, will constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by the availability of equitable remedies.

3.6    No Conflict.  Neither the execution and delivery of the Loan Documents
       -----------
by the Borrower, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with, constitute a default under or result in any breach of
(i) the terms and conditions of the Borrower's articles or certificate of incorporation, by-laws, or other organizational documents, (ii) any Governmental Rule or (iii) any material agreement, instrument, order, writ, judgment, injunction or decree, to which the Borrower is a party or by which it is bound or to which it is subject, or will result in the creation or enforcement of any Lien whatsoever upon any property, whether now owned or hereafter acquired, of any Borrower, except for Permitted Liens.

3.7    Financial Matters; No Material Adverse Change.  The Borrower has
       ---------------------------------------------
delivered to the Lenders its unaudited quarterly financial statements for the Fiscal Quarter ended September 30, 1996. Such financial statements are complete and correct in all material respects, subject to year-end adjustments, and fairly present the financial condition of the Borrower and its Subsidiaries, on a consolidated basis, in all material respects and the results of its operations as of the dates and for the periods referred to, and have been prepared in accordance with GAAP consistently applied throughout the periods involved. The Borrower and its Subsidiaries have no material liabilities, whether direct or indirect, fixed or contingent, and no liability for taxes, long-term leases or unusual forward or long-term commitments as of the date of such financial statements which are not reflected in such financial statements or in any notes thereto. Since September 30, 1996, no Material Adverse Change has occurred.

3.8    Litigation.  There are no actions, suits, proceedings or investigations
       ----------
pending or, to the Borrower's knowledge, threatened against the Borrower or any of its business, operations, properties, prospects, profits or condition (financial or otherwise), at law or in equity, before any Governmental Authority which, individually or in the aggregate, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or which purport to affect the rights and remedies of the Agent and the Lenders pursuant to this Agreement and the other Loan Documents or which purport to restrain or enjoin (either temporarily, preliminarily or permanently) the performance by the Borrower of any action contemplated by any of the Loan Documents. All pending and, to the Borrower's knowledge, threatened actions, suits, proceedings and investigations affecting the Borrower or any of its Subsidiaries in existence on the Closing Date which are material are set forth on Schedule 3.8.
                              ------------

3.9    Compliance with Laws. The Borrower has duly complied with, and its
       --------------------
properties, business operations and leaseholds are in compliance in all material respects with all Governmental Rules applicable to it, its properties and the conduct of its business, except where the failure to comply will not have a Material Adverse Effect.

3.10    Fiscal Year.  The Fiscal Year of each Loan Party ends on December 31
        -----------
of each year.

3.11    Condition of and Title to Assets.  The Borrower has good title to its
        --------------------------------
properties and assets except for defects in title which, taken as a whole, are not material. As of the date hereof, none of the assets of the Borrower are subject to any Liens except for Permitted Liens in existence on the Closing Date. All of the assets and properties of the Borrower that are necessary for the operation of its business are in good working condition, ordinary wear and tear excepted, and are able to serve the functions for which they are currently being used.


3.12    Tax Returns and Payments.  The Borrower has filed all Federal, state,
        ------------------------
local and other tax returns required by law to be filed. The Borrower has paid all taxes, assessments and other governmental charges levied upon its properties, assets, income or franchises which are due and payable, other than
(i) those presently payable without penalty or interest, (ii) those which are being contested in good faith by appropriate proceedings and (iii) those which, if not paid, would not, in the aggregate, have a Material Adverse Effect; and as to each of items (i), (ii) and (iii) the Borrower has set aside on its books reserves for such claim as are determined to be adequate by application of GAAP consistently applied. The charges, accruals, and reserves on the books of the Borrower in respect of Federal, state, local and other taxes and assessments for all fiscal periods to date are adequate, and the Borrower knows of no unpaid assessments for additional Federal, state, local or other taxes for any such fiscal period or any basis therefor.

3.13    Insurance.  The Borrower currently maintains insurance which meets or
        ---------
exceeds the requirements of Section 4.8 hereof and such insurance is provided by insurers meeting the requirements of Section 4.8 and is of such types and at least in such amounts as are customarily carried by, and insures against such risks as are customarily insured against by similar businesses similarly situated and owning, leasing and operating similar properties to those owned, leased and operated by the Borrower. All of such insurance policies are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or to reduce the coverage provided thereby.

3.14    Consents and Approvals.  No order, authorization, consent, license,
        ----------------------
validation or approval of, or notice to, filing, recording, or registration with any Governmental Authority, or the exemption by any such Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any of the Loan Documents or (ii) the legality, binding effect or enforceability of any such Loan Document.

3.15    No Defaults.  No event has occurred and is continuing and no condition
        -----------
exists or will exist after giving effect to the Loans to be made on the Closing Date which constitutes a Default or an Event of Default. The Borrower is not in violation of (i) any term or provision of its articles of incorporation, by-laws, or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be bound or subject, which violation would constitute a Material Adverse Change.

3.16    Plans and Benefit Arrangements.  Each Plan and Benefit Arrangement as
        ------------------------------
to which the Borrower may have any liability complies in all material respects with all applicable provisions of ERISA, including minimum funding requirements, and (i) no Prohibited Transaction has occurred with respect to any such Plan or Benefit Arrangement, (ii) no Reportable Event has occurred with respect to any such Plan or Benefit Arrangement which would cause the PBGC to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such Plan or Benefit Arrangement or initiated steps to do so, and (iv) no steps have been taken to terminate any such Plan or Benefit Arrangement.

3.17    Senior Debt Status. From and after the Closing Date, all Obligations
        ------------------
outstanding under the Loan Documents will constitute senior Indebtedness of the Borrower and will rank at least pari passu in priority of payment with all other Indebtedness owed by the Borrower from time to time, except other Indebtedness to the extent secured by Permitted Liens.

3.18    Environmental Matters.  To the best of the Borrower's knowledge the
        ---------------------
Borrower is in material compliance with all applicable Environmental Laws. There are no past, pending or, to the best of the Borrower's knowledge, threatened Environmental Claims against the Borrower or any of the property of the Borrower, and there is no condition or occurrence on any property owned or leased by the Borrower that could reasonably be anticipated (i) to form the basis of an Environmental Claim against the Borrower, or its properties or (ii) to cause any property owned or leased by the Borrower to be subject to any restrictions on its ownership, occupancy or transferability under any Environmental Law.

3.19    Margin Stock.  The Borrower is not engaged principally or as one of
        ------------
its important activities in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No Loan will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or for any other purpose which would violate or be inconsistent with any of the regulations of the Board of Governors of the Federal Reserve System.

3.20    Investment Company Act.  The Borrower is not an "investment company"
        ----------------------
registered or required to be registered under the Investment Company Act of 1940, as amended from time to time, or a company under the "control" of an "investment company", as those terms are defined in such Act, and shall not become such an "investment company" or under such "control."

3.21    Full Disclosure.  Neither this Agreement nor any other document,
        ---------------
certificate or statement furnished to the Agent or any Lender by or on behalf of the Borrower or any Loan Party pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially and adversely affects the business, property, assets, financial condition, results of operations or prospects of the Borrower or any other Loan Party which has not been set forth in the Loan Documents or in the other documents, certificates and statements (financial or otherwise) furnished to the Agent and each Lender by or on behalf of the Borrower or any other Loan Party prior to or on the date hereof in connection with the transactions contemplated hereby.

3.22    Intellectual Property.  The Borrower owns or is licensed to use all
        ---------------------
patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.


ARTICLE 4.  AFFIRMATIVE COVENANTS

     From the date hereof and thereafter until the termination of the Revolving Credit Commitment and until the Loans and the other Obligations of the Borrower hereunder are paid in full, the Borrower agrees, for the benefit of the Agent and the Lenders, that it will comply with each of the following affirmative covenants:

4.1    Use of Proceeds.  The Loans shall be used by the Borrower only for (i)
       ---------------
working capital and (ii) future expansion of its information technology services business.

4.2    Delivery of Financial Statements and Other Information.  During the
       ------------------------------------------------------
term hereof, the Borrower shall deliver or cause to be delivered to the Agent and each Lender the following financial statements and other information:

4.2a   Financial Statements.  The Borrower shall:
       --------------------

     (i) as soon as available but not later than forty-five (45) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year, the Parent's quarterly report to shareholders, if any, and its quarterly report on Form 10-Q as filed with the Securities and Exchange Commission and, within one-hundred and twenty (120) days after the end of each Fiscal Year, the Parent's annual report to shareholders and its annual report on Form 10-K, as filed with the Securities and Exchange Commission, and in each case containing consolidated and consolidating financial information and accompanied by a completed Compliance Certificate substantially in the form of Exhibit "C" attached hereto duly executed by an Authorized
               -----------
Officer stating that (A) such Authorized Officer has reviewed the terms of the Agreement and has made, or caused to be made under his supervision, a review of the transactions and condition of each Loan Party during the accounting period covered by such financial statements and that such review has not disclosed the existence during such accounting period, and that the signer does not have knowledge of the existence as at the date of such Compliance Certificate, of any condition or event which constitutes, a Default or an Event of Default or, if an Event of Default did exist, a statement describing such Event of Default and the action the Borrower has taken or proposes to take with respect thereto and (B) the Borrower was in compliance with the covenants set forth in Section 5.12 of this Agreement;

     (ii) deliver to the Lenders promptly upon their becoming available, copies of all financial statements, reports, notices and information statements sent or made available generally by the Parent to its security holders (including, without limitation, proxy materials) and copies of all other regular and periodic reports (including, without limitation, Form 8-K) filed by the Borrower with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions, and of all press releases and other statements made available generally by the Parent to the public concerning material developments in the business of the Parent and any of its Subsidiaries taken as a whole;

4.2b    Management Letters.  Simultaneously with the delivery of each set of
        ------------------
annual financial statements referred to in Subsection 4.2a, copies of any management letters or similar information prepared by the public accounting firm which performed the audit;

4.2c    Annual Budget.  Promptly, but no later than 30 days following the
        -------------
beginning of each Fiscal Year, deliver a monthly budget of the Borrower of income and expenses for the ensuing year, in such detail as the Agent may reasonably require and certified as to accuracy by an Authorized Officer of the Parent; and

4.2d    Report of Accounts Receivable.  Promptly, but no later than 45 days
        -----------------------------
following the end of each Fiscal Quarter, deliver an aged report of the Borrower's accounts receivable, in form and substance as the Agent may reasonably require and certified as to accuracy by an Authorized Officer of the Borrower.

4.2e    Other Reports, Information and Notices.
        --------------------------------------

     (i) Promptly after any officer of the Borrower has learned of the occurrence or existence of a Default, an Event of Default, an event or set of circumstances which has had or which may have a Material Adverse Effect or which has caused or which may cause a Material Adverse Change, or any Reportable Event or Prohibited Transaction, deliver telephonic notice thereof specifying the details thereof, the anticipated effect thereof and the action which the Borrower has taken, is taking or proposes to take with respect thereto, which notice shall be promptly confirmed in writing within five days by an Authorized Officer; and

     (ii) Promptly deliver notice of and any other information reasonably requested by the Lenders from time to time relating to planned or actual acquisitions by any Loan Party by purchase, lease or otherwise, of all or substantially all of the assets of, or a Controlling interest in, any Person.

4.2f    Additional Information; Visitation.  The Borrower shall promptly deliver
        ----------------------------------
to each Lender such additional financial statements, reports, financial projections, and other information, whether or not financial in nature, as the Agent may reasonably request from time to time. The Borrower will permit the Agent, and its respective designated employees and agents to have access, at any time and from time to time, upon reasonable notice and during normal business hours, to visit any of the properties of the Borrower and its Subsidiaries, to examine and make copies of their respective books of record and account and such reports and returns as the Borrower and its Subsidiaries may file with any Governmental Authority and discuss their respective affairs and accounts with, and be advised about them by, any Authorized Officer and the Borrower's accountants.

4.3     Preservation of Existence; Qualification.  At its own cost and expense,
        ----------------------------------------
the Borrower will do all things necessary to preserve and keep in full force and effect its corporate existence and qualifications under the laws of the state of its formation and each state where, due to the nature of its activities or the ownership of its properties, qualification to do business is required and where the failure to be so qualified would have a Material Adverse Effect.

4.4     Compliance with Laws, Contracts and Licenses.  The Borrower shall
        --------------------------------------------
comply in all material respects with all applicable Governmental Rules. The Borrower shall comply with all material provisions of each material contract and agreement to which it is a party. The Borrower shall maintain in full force and effect all Governmental Approvals and other material agreements which are necessary or advisable for the conduct of its business in compliance with all applicable Governmental Rules.

4.5    Continuance of Business.  The Borrower shall do or cause to be done all
       -----------------------
things reasonably necessary to preserve and keep in full force and effect all permits, rights and privileges necessary for the proper conduct of its business.

4.6    Accounting System; Books and Records.  The Borrower shall maintain a
       ------------------------------------
system of accounting established and administered in accordance with GAAP consistently applied and will set aside on its books all such proper reserves as shall be required by GAAP. The Borrower shall maintain proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all of its properties and assets and its dealings and business affairs.

4.7    Payment of Taxes and Other Liabilities.  The Borrower shall promptly
       --------------------------------------
pay and discharge all obligations, accounts and liabilities which are owed by it, to which it is subject or which are asserted against it, including but not limited to all taxes, assessments and governmental charges and levies upon it or upon any of its income, profits, or property prior to the date on which penalties attach thereto; provided, however, that for purposes of this
                          --------  -------
Agreement, the Borrower shall not be required to pay any tax, assessment, charge or levy (i) the payment of which is being contested in good faith by appropriate and lawful proceedings diligently conducted and (ii) as to which the Borrower shall have set aside on its books reserves for such claim as are determined to be adequate by the application of GAAP consistently applied, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would have a Material Adverse Effect; and provided,
                                                                     --------
further, that the Borrower shall pay all such contested liabilities forthwith
-------
upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor unless such proceedings are stayed or dismissed within ten (10) days of the commencement of the proceeding.

4.8    Insurance.  The Borrower shall maintain at all times adequate insurance
       ---------
to the satisfaction of the Lenders with financially sound and reputable insurers acceptable to the Lenders against such risks of loss as are customarily insured against and in amounts customarily carried by Persons owning, leasing or operating similar properties, including, but not limited to, fire and theft and extended coverage insurance in an amount at least equal to the total full insurable value of its insurable property, all of the foregoing to be acceptable to the Lenders at all times during the term hereof. The Borrower shall be adequately insured at all times against liability on account of injury to persons or property and to comply with the insurance provisions of all applicable workers' compensation and similar laws and will effect all such insurance under valid and enforceable policies with insurers satisfactory to the Lenders.

4.9    Maintenance of Properties.  The Borrower shall maintain, preserve,
       -------------------------
protect and keep its respective properties and assets in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly and advantageously conducted at all times.

4.10    Plans and Benefit Arrangements.  The Borrower shall, and shall cause
        ------------------------------
each ERISA Affiliate to, comply with ERISA, the Internal Revenue Code and all other Governmental Rules which are applicable to Plans and Benefit Arrangements, where the failure to so comply could result in a Material Adverse Change.

4.11    Environmental Indemnification.  The Borrower shall defend and
        -----------------------------
indemnify the Agent and the Lenders and hold them harmless from and against all loss, liability, damage, expense, claims, costs, fines, penalties, assessments (including interest on any of the foregoing) and reasonable attorneys' fees, suffered or incurred by the Agent and the Lenders which arise, result from or in any way relate to a breach or violation by the Borrower of any Environmental Law, either prior to or subsequent to the date hereof, including the assertion or imposition of any Lien on the Borrower's assets, or which relate to or arise out of an Environmental Claim, excluding, however, any Environmental Claim arising directly due to the gross negligence or willful misconduct of the indemnified party. The Borrower's obligations hereunder shall survive the termination of this Agreement and the repayment of the Obligations.

4.12    Ownership of the Borrower.  At all times, Sunil Wadhwani and Ashok
        -------------------------
Trivedi will own, directly or indirectly, fifty-one percent (51%) or more of the voting shares of the Borrower.


ARTICLE 5.  NEGATIVE COVENANTS

5.1    Indebtedness.  The Borrower shall not create, incur, assume or permit
       ------------
to exist or remain outstanding any Indebtedness, except for:

     (i) The Indebtedness owed by the Borrower to the Lenders hereunder;

     (ii) Indebtedness of the Borrower existing on the date hereof and listed on
Schedule 5.1, in outstanding principal amounts not greater than those shown on
------------
Schedule 5.1;
------------

     (iii) Indebtedness owed by the Borrower to purchase money secured creditors up to an aggregate amount not to exceed $500,000; and

     (iv) Indebtedness owed by the Borrower to any other Loan Party; and

5.2    Guarantees.  The Borrower shall not enter into any Guarantees, except
       ----------
for endorsements of negotiable and other instruments for deposit and collection and similar transactions in the ordinary course of business.

5.3    Liens; Negative Pledge.  The Borrower shall not create, assume, incur
       ----------------------
or suffer to exist any Lien upon any of its assets and properties, whether tangible or intangible, whether now owned or in existence or hereafter acquired or created and wherever located, nor acquire nor agree to acquire any assets or properties subject to a Lien, except for Permitted Liens. The Borrower shall not make or enter into any agreement not to grant Liens for the benefit of any Person other than for the benefit of the Agent and the Lenders.

5.4    No Limitation on Dividends and Distributions.  The Borrower shall not
       --------------------------------------------
permit the Subsidiaries to enter into or otherwise be bound by any agreement not to pay dividends to the Borrower.

5.5    Liquidations, Mergers, Consolidations, Etc.  The Borrower shall not
       ------------------------------------------
dissolve, liquidate or wind up its affairs, or become a party to any merger or consolidation.

5.6    Dispositions of Assets.  The Borrower shall not sell, convey, assign,
       ----------------------
lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, whether tangible or intangible, except for sales, conveyances, assignments, leases or transfers in the ordinary course of its business and the sales, conveyances, assignments, leases or transfers of assets which are obsolete, of immaterial value, or no longer utilized in the business of the Borrower.

5.7    Loans, Advances and Investments.  The Borrower shall not make loans,
       -------------------------------
payments or other advances of funds to, or investments in, any Person, except for (i) advances for expenses made to the Borrower's and the Subsidiaries' employees in reasonable amounts and in the ordinary course of business; (ii) loans or investments by the Borrower to other Loan Parties; (iii) loans or advances in an aggregate amount not to exceed $20,000,000 by the Borrower to its Subsidiaries; and (iv) Permitted Investments.

5.8    Affiliate Transactions.  The Borrower shall not enter into or carry out
       ----------------------
any transaction with an Affiliate (including, without limitation, purchasing property or services from or selling property or services to any Affiliate or other Person) unless such transaction (i) is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Lenders upon the Lenders' request and (ii) is in accordance with all applicable Governmental Rules.

5.9    Use of Proceeds.  Should all or any part of the Loans be deemed to be a
       ---------------
"purpose loan" which is "directly or indirectly secured" (as those terms are used in Regulation U) by "margin stock," as defined in Regulation U, the Borrower shall not use proceeds of the Loans for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any such margin stock which would cause the outstanding Loans to be in violation of Regulations G, T, U or
X. The Borrower shall not request or accept any Loan in violation of Regulations G, T, U or X. The Borrower shall not use proceeds of the Loans in a manner which violates any term or condition of any Loan Document or which violates any applicable law.

5.10    Change of Business. The Borrower shall not and shall not permit its
        ------------------
Subsidiaries to engage in any business other than the information technology services business and other businesses reasonably related thereto.

5.11    Change of Fiscal Year.  The Loan Parties shall not change their
        ---------------------
respective Fiscal Years, which now end on December 31, unless the affected Loan Party 30 days before changing its Fiscal Year, provides written notice to the Agent of its intent to change its Fiscal Year.

ARTICLE 6.  CONDITIONS TO MAKING LOANS

6.1    All Loans.  The obligation of the Lenders to make each Revolving Credit
       ---------
Loan is subject to the satisfaction of each of the following conditions precedent:

6.1a    Request for Revolving Credit Loan.  Receipt by the Agent of a request
        ---------------------------------
satisfying the requirements of Section 2.5, for Revolving Credit Loans.

6.1b    No Default or Event of Default.  The Borrower shall have performed and
        ------------------------------
complied with all agreements and conditions herein required to be performed or complied with by it prior to any Loan being made or issued and, at the time such Loan is made or as a result of making such Loan, no Default or Event of Default has occurred and is continuing or will be caused by the making of such Loan.

6.1c    No Material Adverse Change.  At the time of making such Loan, no
        --------------------------
Material Adverse Change has occurred and is continuing.

6.1d    Representations Correct.  The representations and warranties contained
        -----------------------
in Article 3 hereof and otherwise made in writing by or on behalf of the Borrower in connection with the transactions contemplated by the Loan Documents shall be (i) correct when made and (ii) correct in all material respects at the time of each Loan. Each request for a Loan, whether made orally or in writing, shall be deemed to be, as of the time made, a representation and warranty by the Borrower as to the accuracy of the matters set forth in Sections 6.1b, 6.1c and 6.1d.

6.2    Initial Loan.  The obligation of the Lenders to make the first Loan
       ------------
hereunder is subject to the satisfaction of each of the following conditions precedent, each of which must be satisfactory to all the Lenders, in addition to the applicable conditions precedent set forth in Section 6.1:

6.2a    Credit Agreement.  Receipt by the Agent of counterpart signature pages
        ----------------
to this Agreement signed by each party thereto.

6.2b    Schedules to Credit Agreement.  Receipt by the Agent of all schedules to
        -----------------------------
this Agreement and the other Loan Documents prepared by the Borrower, in form and substance satisfactory to the Lenders.

6.2c    Notes.  Receipt by the Agent for redelivery to each Lender of a
        -----
Revolving Credit Note executed by the Borrower and payable to each Lender.

6.2d    Corporate Documents for each Loan Party.  Receipt by the Agent of the
        ---------------------------------------
following corporate documents for the Borrower:

     (i) a copy of its articles and/or certificate of incorporation, certified as true and correct by the Secretary of the state of incorporation of each Loan Party not more than twenty (20) days prior to the date hereof;

     (ii) good standing certificates issued by the Secretaries of State of the states where each Loan Party is required to be qualified to do business, each dated not more than twenty (20) days prior to the date hereof;

     (iii) resolutions of the board of directors authorizing the execution of the Loan Documents and the performance by each Loan Party pursuant thereto, certified by the secretary of such Loan Party as being true, correct, complete and in effect and in form and substance satisfactory to the Agent;

     (iv) a copy of the by-laws and all amendments thereto, certified by the secretary of each Loan Party as being true, correct, complete and in effect; and

     (v) an incumbency certificate for each Loan Party, showing the names of the officers of each Loan Party, their titles and containing their true signatures.

6.2e    Guaranty.  Receipt by the Agent of a Guaranty in the form of Exhibit E,
        --------
duly executed by Parent, and a Guaranty in the form of Exhibit F, duly executed by Holdings.

6.2f    Opinion of Counsel.  Receipt by the Agent of an opinion of Buchanan
        ------------------
Ingersoll, Professional Corporation, counsel to each Loan Party, addressed to the Lenders.

6.2g    Closing Certificate.  Receipt by the Agent of a certificate
        -------------------
substantially in the form of Exhibit "D", dated as of the Closing Date and
                             -----------
executed by an Authorized Officer of the Borrower, stating that, as of the Closing Date and after giving effect to the Loans made on such date, all of the representations and warranties made by the Loan Parties herein and in the other Loan Documents are true and correct; no Default or Event of Default exists; and no Material Adverse Change has occurred and no circumstances exist which would cause a Material Adverse Effect.

6.2h    Request for Initial Revolving Credit Loans.  Receipt by the Agent of
        ------------------------------------------
written instructions addressed to the Agent and executed by the Borrower, instructing the Agent as to the disbursement of the Revolving Credit Loans to be made on the Closing Date.

6.2i    Adequacy of Legal Matters.  All legal matters incident to the Loans and
        -------------------------
the Loan Documents shall be satisfactory to the Lenders and their counsel.

6.2j    Fees.  Payment by the Borrower of all Fees not to exceed $25,000
        ----
(including the Agent's Fee and fees and disbursements of Agent's Counsel), which are to be paid on the Closing Date.

6.2k    Loan Repayment.  The Amended and Restated Loan Agreement between Mastech
        --------------
Systems Corporation and PNC Bank, National Association dated as of December 23, 1993, as amended, shall be terminated, and all sums outstanding thereunder, including principal, interest and expenses due the bank thereunder from the Borrower, shall be repaid in full.

ARTICLE 7.  EVENTS OF DEFAULT; REMEDIES

7.1    Events of Default.  Each of the following events shall constitute an
       -----------------
Event of Default:

7.1a    Payment Defaults.
        ----------------

     (i) Payment Defaults Under Loan Documents.  The Borrower shall default (i)
         -------------------------------------
in any payment of principal of the Loans made hereunder when due, or (ii) in the payment of interest on any Loans when due, or in the payment of any of the Fees, expenses or other amounts due hereunder or under any of the other Loan Documents when due, and such default in payment of interest, Fees, expenses or other amounts shall have continued for a period of five (5) days after such due date.

     (ii) Payment Defaults Under Other Indebtedness Documents.  The Borrower, or
          ---------------------------------------------------
any other Person in which the Borrower has made an investment shall default in the payment of any Indebtedness (other than the Obligations owed under this Agreement), which Indebtedness has an aggregate outstanding principal balance of $250,000 or more when such payment is due (whether by acceleration or otherwise), or default by the Borrower in the performance of any term of any agreement or instrument under which any such Indebtedness is created or by which it is governed or evidenced, if the effect of any such default is to cause such Indebtedness to become, or to permit the holder or holders of such Indebtedness (or any Person on behalf of such holder) to declare such Indebtedness, due prior to its expressed maturity;

7.1b    Insolvency, Etc.
        ---------------
     (i) Involuntary Proceedings.  A proceeding shall have been instituted in a
         -----------------------
court having jurisdiction seeking a decree or order for relief in respect of the Borrower in an involuntary case under the Federal bankruptcy laws, or any other similar applicable Federal or state law, now or hereafter in effect, or for the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the Borrower or for a substantial part of their respective property, or for the winding up or liquidation of their respective affairs, and such shall remain undismissed or unstayed and in effect for a period of sixty (60) days.

     (ii) Voluntary Proceedings.  The Borrower shall institute proceedings to be
          ---------------------
adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or state law now or hereafter in effect, or shall consent or acquiesce to the filing of any such petition, or shall consent to or acquiesce in the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the Borrower or for a substantial part of its respective property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or action shall be taken by the Borrower in furtherance of any of the foregoing.

7.1c    Dissolution; Cessation of Business.  The Borrower shall terminate its
        ----------------------------------
existence, dissolve, liquidate substantially all of its assets, cease to exist or permanently cease operations.

7.1d    Change of Control.  The occurrence of a Change of Control.
        -----------------

7.1e    Adverse Judgments.  The aggregate amount of final judgments against the
        -----------------
Borrower or any Subsidiary for which no further appellate review exists shall, at any one time, exceed, by $1,000,000 or more, the aggregate amount of insurance proceeds available to pay such judgments.

7.1f    Failure to Comply with Loan Documents.
        -------------------------------------

     (i) Failure to Comply with Negative Covenants.  The Borrower shall default
         -----------------------------------------
in the due performance or observance of any negative covenant contained in
Article 5 of this Agreement.

     (ii) Failure to Comply with Other Covenants and Loan Documents.  The
          ---------------------------------------------------------
Borrower shall default in the due performance or observance of any covenant, condition or provision set forth in this Agreement or any of the other Loan Documents which is not set forth elsewhere in this Section 7.1, or the Borrower shall default in the due performance of any covenant, condition or provision set forth in any other Loan Documents to which such Borrower is a party, and such default described in this item (ii) shall not be remedied to the satisfaction of the Lenders for a period of thirty (30) days after the earlier of (A) such default becoming known to any Authorized Officer or (B) notice of such default being delivered by the Agent to the Borrower.

7.1g    Misrepresentation.  Any representation or warranty made by the Borrower
        -----------------
in any Loan Document to which it is a party is untrue in any material respect as of the date made, or any schedule, statement, report, notice, certificate or other writing furnished by the Borrower to the Agent or any Lender is untrue in any material respect on the date as of which the facts set forth therein are stated or certified.

7.1h    Invalidity, Etc. of Loan Documents.  Any material provision of any Loan
        ----------------------------------
Document shall at any time for any reason cease to be valid and binding on the Borrower, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower or any Governmental Authority, or the Borrower shall deny that it has any or further liability or obligation under any Loan Document to which it is a party.

7.1i    Material Adverse Change.  The occurrence of any Material Adverse Change.
        -----------------------

7.2    Remedies.
       --------

7.2a    Events of Default Under Sections 7.1b and 7.1c.  Upon the occurrence of
        ----------------------------------------------
an Event of Default set forth in Sections 7.1b and 7.1c, the Revolving Credit Commitment shall automatically terminate, and the Loans, the Notes, interest accrued thereon and all other Obligations of the Borrower to the Lenders and the Agent shall become immediately due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default, all of which are hereby expressly waived by the Borrower. Thereafter, the Lenders shall have no further obligation to make any additional Loans hereunder. In addition, during any sixty
(60)-day period described in Section 7.1b(i), the Lenders shall not have any obligation to make any additional Loans hereunder.

7.2b    Remaining Events of Default.  Upon the occurrence and during the
        ---------------------------
continuance of any Event of Default set forth in Sections 7.1a, 7.1d, 7.1e, 7.1f, 7.1g, 7.1h, or 7.1i, the Lenders may, at their option, declare the Revolving Credit Commitment terminated, and the Loans, the Notes, interest accrued thereon and all other Obligations of the Borrower to the Lenders and the Agent to be due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default, all of which are hereby expressly waived by the Borrower. After any such declaration, the Lenders shall have no further obligation to make any additional Loans hereunder.

7.2c    Additional Remedies.  In addition to the remedies set forth above, upon
        -------------------
the occurrence of any Event of Default, the Lenders and the Agent shall have all of the rights and remedies granted to them under this Agreement and the other Loan Documents and all other rights and remedies granted by law to creditors.

7.2d    Exercise of Remedies; Remedies Cumulative.  No delay on the part of the
        -----------------------------------------
Agent or the Lenders or failure by the Agent and the Lenders to exercise any power, right or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or remedy or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude other or further exercises thereof, or the exercise of any other power, right or remedy. The rights and remedies in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies (including, without limitation, the right of specific performance) which the Lender would otherwise have.


ARTICLE 8.  AGREEMENT AMONG LENDERS

8.1    Appointment and Grant of Authority.  The Lenders hereby appoint PNC
       ----------------------------------
Bank, and PNC Bank hereby agrees to act as, Agent under this Agreement and the other Loan Documents. The Agent shall have and may exercise such powers under this Agreement as are specifically delegated to it by the terms hereof or of the other Loan Documents, together with such other powers as are incidental thereto. Without limiting the foregoing, the Agent, on behalf of the Lenders, is authorized to execute all of the Loan Documents (other than this Agreement) for and on behalf of the Lenders and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.

8.2    Non-Reliance on Agent.  Each Lender agrees that it has, independently
       ---------------------
and without reliance on the Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and its own independent decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein, the Agent shall have no duty to keep the Lenders informed as to the performance or observance by the Loan Party of any Loan Document or to inspect the properties or books of the Borrower or its Subsidiaries. The Agent, in the absence of gross negligence or willful misconduct, shall not be liable to any Lender for its failure to relay or furnish to the Lender any information.

8.3     Responsibility of Agents and Other Matters.
        ------------------------------------------

8.3a    Ministerial Nature of Duties.  As between the Lenders and itself, the
        ----------------------------
Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article 8. The duties of the Agent shall be ministerial and administrative in nature.

8.3b    Limitation of Liability.  As between the Lenders and itself, neither the
        -----------------------
Agent nor any of its directors, officers, employees or agents shall be liable, except for gross negligence or willful misconduct, for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement, any other Loan Document, or any other instrument or document in connection herewith. Without limiting the foregoing, neither the Agent nor any of its directors, officers, employees or agents, shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of this Agreement or any of the other Loan Documents or any other document or instrument furnished pursuant to or in connection with this Agreement; (ii) the collectability of any amounts owed by the Borrower to the Lenders; (iii) the truthfulness of any recitals, statements, representations or warranties made to the Agent or the Lenders in connection with this Agreement, the other Loan Documents or any other document or instrument furnished pursuant to or in connection with this Agreement, (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, telex, teletype, telecopy, bank wire, cable, radiogram or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument, paper or communication entrusted to the mails or to a delivery service, or (v) the assets, liabilities, financial condition, results of operations, business, prospects or creditworthiness of the Borrower, its Subsidiaries, or any other Person.

8.3c    Reliance.  The Agent shall be entitled to act, and shall be fully
        --------
protected in acting upon, any telegram, telex, teletype, telecopy, bank wire, cable or radiogram or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter, other instrument, paper or communication believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any of its Subsidiaries.

8.4    Action on Instructions.  The Agent shall be entitled to act or refrain
       ----------------------
from acting, and shall be fully protected in acting or refraining from acting, under this Agreement, the other Loan Documents or any other instrument or document in connection herewith or therewith, in accordance with written instructions from the Required Lenders or, in the case of the matters set forth in items (i) through (v) of Section 9.2, from all of the Lenders. For purposes of this Agreement and the other Loan Documents, unless expressly stated otherwise, all determinations by, requests by, or other references to "Lenders" shall mean the Required Lenders.

8.5    Action Upon Occurrence of a Default or Event of Default.  If a Default
       -------------------------------------------------------
or Event of Default has occurred, the Lenders shall immediately consult with one another in an attempt to agree upon a mutually acceptable course of conduct. In the absence of unanimous agreement upon a course of conduct, if the Required Lenders wish to declare an Event of Default and/or exercise their rights hereunder, the Agent will exercise the rights of the Lenders hereunder as directed by the Required Lenders.

8.6    Indemnification.  To the extent the Borrower does not reimburse and
       ---------------
save harmless the Agent according to the terms hereof for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements shall be borne by the Lenders ratably in accordance with their respective Commitments. Each Lender hereby agrees on such basis (i) to reimburse the Agent for such Lender's pro rata share of all such reasonable costs, expenses and disbursements on request and (ii) to the extent of each such Lender's pro rata share, to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with this Agreement, the other Loan Documents or any other agreement, instrument or document in connection herewith or therewith, or any request of the Required Lenders, including without limitation the reasonable costs, expenses and disbursements in connection with defending itself against any claim or liability related to the exercise or performance of any of its powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents delivered in connection herewith or the taking of any action under or in connection with any of the foregoing.

8.7    Agent's Rights as a Lender.  With respect to the Commitments of the
       --------------------------
Agent as a Lender hereunder and any Loans of the Agent under this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto, the Agent shall have the same rights, powers, duties and obligations under this Agreement, the other Loan Documents or other agreements, instruments or documents as any Lender, and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not the Agent. The Agent may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower as if it were not the Agent.

8.8    Loan Advances by Agent.  Unless the officers of the Agent responsible
       ----------------------
for administering this Agreement shall have been notified in writing by a Lender prior to the date of any Revolving Credit Loan that such Lender will not make the amount which would constitute its pro rata share of such Revolving Credit Loan available to the Agent on or prior to the date of such Revolving Credit Loan, the Agent may (but shall not be required to) assume that such Lender has made such amount available to the Agent on the date of such Revolving Credit Loan and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such pro rata share is made available to the Agent by a Lender on a date after the date of such Revolving Credit Loan, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate for federal funds as determined by the Agent during each day included in such period, times (ii) the amount of such Lender's pro rata share of such Revolving Credit Loan, times (iii) a fraction, the numerator of which is the number of days that elapsed from and including the date of such Revolving Credit Loan, to the date on which such pro rata share of such Revolving Credit Loan became immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to any Lender with respect to any amounts owing under this Section 8.8 shall be prima facie evidence as to the amount owed by that Lender to the Agent. If such Lender's pro rata share is not in fact made available to the Agent by such Lender within three (3) Business Days of the date of any Revolving Credit Loan, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum then applicable under the Prime Rate Option during such period, on demand, from such Lender.

8.9    Payment to Lenders. Promptly after receipt from the Borrower of any
       ------------------
principal repayment of the Revolving Credit Loans, interest due on the Revolving Credit Loans, and any Fees or other amounts due under any of the Loan Documents, the Agent shall distribute to each Lender that Lender's Commitment Percentage of the funds so received. Such delivery shall be accomplished in such a manner as to allow each Lender to receive its share of such payment in immediately available funds on the same day that the funds representing payment due from the Borrower are collected funds in the possession of the Agent.

8.10    Pro Rata Sharing.  Any sums obtained from the Borrower by any Lender
        ----------------
by reason of the exercise of its rights of setoff or banker's lien shall be shared pro rata among the Lenders. Nothing in this Section 8.10 shall be deemed to require the sharing among the

Lenders of collections specifically relating to, or of the proceeds of collateral which specifically secures any other Indebtedness of the Borrower to any Lender.

8.11    Notice of Event of Default.  Each Lender shall use its best efforts to
        --------------------------
notify the Agent immediately in writing of any Default or Event of Default of which it becomes aware. Upon receipt of any such notice, the Agent shall use its best efforts to notify the Lenders immediately in writing of such Default or Event of Default. The Agent shall notify each Lender of any Default or Event of Default as soon as practicable after obtaining knowledge thereof.

8.12    Successor Agent.  The Agent may resign as Agent upon ninety (90) days'
        ---------------
notice to the Lenders and the Borrower. If such notice shall be given, the Lenders shall appoint from among the Lenders a successor agent for the Lenders, during such ninety (90)-day period, which successor agent shall be reasonably satisfactory to the Borrower, to serve as agent hereunder and under the several documents, the forms of which are attached hereto as exhibits, or which are referred to herein. If at the end of such ninety (90)-day period the Lenders have not appointed such a successor, the Agent shall procure a successor reasonably satisfactory to the Lenders and the Borrower, to serve as agent for the Lenders hereunder and under the several documents, the forms of which are attached hereto as exhibits, or which are referred to herein. Any such successor agent shall succeed to the rights, powers and duties of the Agent. Upon the appointment of such successor agent or upon the expiration of such ninety (90)- day period (or any longer period to which the Agent has agreed), the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 8 shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


ARTICLE 9.  GENERAL PROVISIONS

9.1    Set-Off.  To secure the repayment of the Obligations, the Borrower
       -------
hereby gives to each Lender and any Participant a lien and security interest upon and in the Borrower's property, credits, securities or money which may at any time be delivered to, or be in the possession of, or owed by such Lender and any Participant in any capacity whatever, including the balance of any deposit account maintained by the Borrower with such Lender or the Participant, as the case may be. The Borrower hereby authorizes each Lender and each Participant, at any time and from time to time upon the occurrence and during the continuance of an Event of Default, at such Lender's or the Participant's option, to apply, at the discretion of such Lender or the Participant, to the payment of the Obligations, any and all such property, credits, securities or money now or hereafter in the hands of the Lender or any Participant or belonging or owed to the Borrower.

9.2    Amendments and Waivers.  Subject to the remaining provisions of this
       ----------------------
Section 9.2, the Required Lenders, or the Agent with the consent of the Required Lenders, and the Borrower may from time to time enter into amendments, extensions, supplements and replacements to and of this Agreement and the other Loan Documents to which they are parties, and the Lenders may from time to time waive compliance with a provision of any of the Loan Documents. Subject to the remaining provisions of this Section 9.2, no amendment, extension, supplement, replacement or waiver shall be effective unless it is in writing and is signed by the Required Lenders and the Borrower. Each waiver shall be effective only for the specific instance and for the specific purpose for which it is given. The foregoing notwithstanding, no such amendment, extensions, supplement, replacement or waiver shall, without the consent of all the Lenders:

     (i) Increase the Revolving Credit Commitment or the maximum principal amount of the Loans which may be outstanding hereunder;

     (ii) Extend the Revolving Credit Termination Date;

     (iii) Reduce any of the Interest Rate Options hereunder or any of the Fees due hereunder or under any of the other Loan Documents;

     (iv) Postpone any scheduled payment date of principal (including the scheduled date of any voluntary principal prepayment), interest or Fees hereunder or under any of the other Loan Documents;

     (v) Change the definition of "Required Lenders" or amend this Section 9.2.

9.3    Taxes.  The Borrower shall pay any and all stamp, document, transfer
       -----
and recording taxes, filing fees and similar impositions payable or hereafter reasonably determined by the Agent to be payable in connection with this Agreement, the other Loan Documents and any other documents, instruments and transactions pursuant to or in connection with any of the Loan Documents other than for any tax which is measured on the Agent's or Lender's net income. The Borrower agrees to save the Agent and the Lenders harmless from and against any and all present and future claims or liabilities with respect to, or resulting from, any delay in paying or failure to pay any such taxes or similar impositions. The obligations of the Borrower pursuant to this Section 9.3 shall survive the termination of this Agreement and the repayment of the Obligations.

9.4    Expenses.  The Borrower shall pay:
       --------

     (i) All (A) out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents, and any and all other documents and instruments prepared in connection herewith, including the Agent's reasonable legal fees and expenses in connection therewith, and (B) all reasonable costs and expenses of the Agent (including but not limited to reasonable fees and expenses of the Agent's counsel) in connection with all amendments, waivers, consents and other documents and instruments prepared or entered into from time to time in connection with this Agreement and the other Loan Documents, after the Closing Date; and

     (ii) All reasonable costs and expenses of the Agent and the Lenders (including without limitation the reasonable fees and disbursements of the Agent's and the Lenders' counsel) in connection with (A) the enforcement of this Agreement and the other Loan Documents arising pursuant to a breach by any Loan Party of any of the terms, conditions, representations, warranties or covenants of any Loan Document to which it is a party including without limitation workouts and renegotiations; or (B) defending or prosecuting any actions, suits or proceedings relating to any of the Loan Documents.

All of such costs and expenses shall be payable by the Borrower to the Agent, for the benefit of the Lenders where appropriate, upon demand or as otherwise agreed upon by the Agent and the Borrower, and shall constitute Obligations under this Agreement. The Borrower's obligations to pay such costs and expenses shall survive the termination of this Agreement and the repayment of the Obligations.

9.5    Notices.
       -------

9.5a   Notice to the Borrower.  All notices required to be delivered to the
       ----------------------
Borrower pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telex, telegram, facsimile transmission or other means of electronic data communication:


If by U.S. Mail:                          If by other means:
---------------                           -----------------

Mastech Systems Corporation               Mastech Systems Corporation
1004 McKee Road                           1004 McKee Road
Oakdale, PA 15071                         Oakdale, PA 15071
Attention:  Sunil Wadhwani                Attention: Sunil Wadhwani
            Co-Chairman and Chief                    Co-Chairman and Chief
            Executive Officer                        Executive Officer

                                          Facsimile: 412-787-9570

With a copy to:                           With a copy to:
--------------                            --------------

Carl A. Cohen, Esquire                    Carl A. Cohen, Esquire
Buchanan Ingersoll                        Buchanan Ingersoll
Professional Corporation                  Professional Corporation
One Oxford Centre                         One Oxford Centre
301 Grant Street                          301 Grant Street
20th Floor                                20th Floor
Pittsburgh, PA 15219                      Pittsburgh, PA 15219
                                          Facsimile: 412-562-1041

9.5b    Notice to the Agent.  All notices required to be delivered to the Agent
        -------------------
pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telex, telegram, facsimile transmission or other means of electronic data communication:

If by U.S. mail:                          If by other means:
---------------                           -----------------

PNC Bank, National Association            PNC Bank, National Association
Multi-Bank Loan Administration            Multi-Bank Loan Administration
One PNC Plaza - 4th Floor Annex           One PNC Plaza - 4th Floor Annex
249 Fifth Avenue                          249 Fifth Avenue
Pittsburgh, PA 15222-2707                 Pittsburgh, PA 15222-2707
Attention: Arlene M. Ohler                Attention: Arlene M. Ohler
           Vice President                            Vice President
                                          Facsimile: 412-762-8672

With Copies to:                           With Copies to:
--------------                            --------------

PNC Bank, National Association            PNC Bank, National Association
One PNC Plaza, Fifth Floor                One PNC Plaza, Fifth Floor
249 Fifth Avenue                          249 Fifth Avenue
Pittsburgh, PA  15222-2707                Pittsburgh, PA  15222-2707
Attention: Enrico Della Corna             Attention: Enrico Della Corna
           Corporate Banking                         Corporate Banking
                                          Facsimile: 412-762-7353

and:                                      and:
---                                       ---

Tucker Arensberg, P.C.                    Tucker Arensberg, P.C.
1500 One PPG Place                        1500 One PPG Place
Pittsburgh, PA  15222                     Pittsburgh, PA  15222
Attention: John B. Montgomery, Esquire    Attention: John B. Montgomery, Esquire
                                          Facsimile: 412-594-5619



9.5c    Notice to the Lenders.  All notices required to be delivered to the
        ---------------------
Lenders pursuant to this Agreement shall be in writing and shall be sent to the address set forth underneath the Lender's signature to this Agreement, by hand delivery, recognized national overnight courier service, telex, telegram, facsimile transmission or other means of electronic data communication.

9.5d    Other Notice Provisions.  All such notices shall be effective three days
        -----------------------
after mailing, the date of telecopy transmission or when received, whichever is earlier. The parties hereto may each change the address for service of notice upon it by a notice in writing to the other party hereto.

9.6    Participations.
       --------------

9.6a   Sale of Participations.  The Lenders may, in the ordinary course of
       ----------------------
their commercial banking business and in accordance with applicable law, and after first obtaining the consent of the Borrower and the Agent, which consents are not to be unreasonably withheld, at any time sell to up to six Participants (which Participants may be Affiliates of a Lender) Participations in the Revolving Credit Commitment, the Revolving Credit Loans, the Revolving Credit Notes, the Prime Rate Loans, the Euro-Rate Loans, and the other interests of the Lenders hereunder. In the event of any such sale of a Participation, the selling Lender's obligations under this Agreement to the Borrower shall remain unchanged, such Lender shall remain solely responsible for its performance under this Agreement, such Lender shall remain the holder of the Revolving Credit Note made payable to it for all purposes under this Agreement, the Borrower shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents and Participants shall be permitted to have voting rights only with respect to the matters described in items (i) through (v) of Section 9.2. The foregoing provisions of this Section 9.6a notwithstanding, the consent of the Borrower to the sale of Participations shall not be required if an Event of Default has occurred and is continuing.

9.6b    Right of Setoff.  The Borrower agrees that if amounts outstanding under
        ---------------
this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its Participation in amounts owing under this Agreement and the Notes to the same extent as if the amount of its Participation were owing directly to it as a lender under this Agreement or the Notes.

9.6c    Withholding of Income Taxes.  At least five (5) Business Days prior to
        ---------------------------
the first date on which interest or fees are payable hereunder for the account of any Participant each Participant that is not incorporated under the laws of the United States or a state thereof shall deliver to the Borrower and the Agent two (2) duly completed copies of United States Internal Revenue Service Form W-9, 4224 or 1001 or other applicable form prescribed by the Internal Revenue Service. Such form shall certify that such Participant is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States Federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty or under United States Internal Revenue Service Form W-8, or another applicable form or a certificate of such Participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Participant which delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably required by the Borrower or the Agent, either certifying that such Participant is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States Federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States Federal income taxes at the full withholding rate, unless the Participant establishes an exemption, or at the applicable reduced rate, as established pursuant to the provisions of this Section 9.6.

9.7    Indemnity.  The Borrower hereby agrees to indemnify the Agent, the
       ---------
Lenders and each of their respective directors, officers, employees, attorneys, agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans, the Notes and any and all transactions related to or consummated in connection with the Loans, including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by the Agent or any Lender or any of their respective directors, officers, employees, attorneys, agents or Affiliates arising out of or related to investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any Federal securities law or any other Governmental Rule of any jurisdiction, or at common law or otherwise, that is alleged to arise out of or is based on (i) any untrue statement or alleged untrue statement of any material fact of any Loan Party or any Affiliate of any Loan Party in any document or schedule filed with the Securities and Exchange Commission or any other Governmental Authority; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any actual or alleged acts, practices or omissions of any Loan Party or its directors, officers, partners, employees, attorneys, agents or Affiliates related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any Federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever, excluding in each case, however, any claim arising directly due to the gross negligence or willful misconduct of the indemnified party. The indemnity set forth in this Section 9.7 shall be in addition to any other obligations or liabilities of the Loan Parties to the Agent or the Lenders, or at common law or otherwise. The provisions of this Section 9.7 shall survive the payment of the Obligations and the termination of this Agreement.

9.8    Successors and Assigns.  This Agreement shall be binding upon the
       ----------------------
Borrower, the Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns; provided, however, that the Borrower
                                         --------  -------
shall not assign its rights or
duties hereunder or under any of the other Loan Documents without the prior written consent of all of the Lenders.

9.9    Confidentiality.  The Agent and the Lenders shall keep confidential and
       ---------------
not disclose to any Person, other than to their respective directors, officers, employees, Affiliates and agents, and to actual and potential Participants, all non-public information concerning the Loan Parties and their Affiliates which comes into the Agent's and the Lenders' possession during the term hereof. Notwithstanding the foregoing, the Agent and the Lenders may disclose information concerning the Loan Parties (i) in accordance with normal banking practices and the Agent's or such Lender's policies concerning disclosure of such information, (ii) pursuant to what the Agent or such Lender believes to be the lawful requirements or request of any Governmental Authority regulating banks or banking, (iii) as required by Governmental Rule, judicial process or subpoena and (iv) to their respective attorneys, accountants and auditors.\\

9.10    Severability.  Any provision of this Agreement which is prohibited or
        ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

9.11    Survival.  All representations, warranties, covenants and agreements
        --------
of the Borrower contained herein or in the other Loan Documents or made in writing in connection herewith shall survive the issuance of the Notes and shall continue in full force and effect so long as the Borrower may borrow hereunder and so long thereafter until payment in full of the Loans, the Notes and the Obligations is made.

9.12    GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE
        -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, EXCEPTING APPLICABLE FEDERAL LAW AND EXCEPT ONLY TO THE EXTENT PRECLUDED BY THE MANDATORY APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

9.13    FORUM.  THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING ARISING
        -----
OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS TO WHICH THE BORROWER IS A PARTY MAY BE COMMENCED IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND THE PARTIES HERETO AGREE THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN EITHER OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO THE PARTIES AT THEIR ADDRESSES SET FORTH IN SECTION 9.5, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE

COMMONWEALTH OF PENNSYLVANIA. FURTHER, THE BORROWER HEREBY SPECIFICALLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA AND THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND WAIVES AND HEREBY ACKNOWLEDGES THAT IT IS ESTOPPED FROM RAISING ANY OBJECTION BASED ON FORUM NON CONVENIENS, ANY CLAIM THAT EITHER
                                    --------------------
SUCH COURT LACKS PROPER VENUE OR ANY OBJECTION THAT EITHER SUCH COURT LACKS PERSONAL JURISDICTION OVER THE BORROWER SO AS TO PROHIBIT EITHER SUCH COURT FROM ADJUDICATING ANY ISSUES RAISED IN A COMPLAINT FILED WITH EITHER SUCH COURT AGAINST THE BORROWER BY THE AGENT OR THE LENDERS CONCERNING THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR PAYMENT TO THE AGENT OR THE LENDERS. THE BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE CHOICE OF FORUM CONTAINED IN THIS
SECTION 9.13 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY FORUM OR THE TAKING OF ANY ACTION UNDER THE LOAN DOCUMENTS TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

9.14    Non-Business Days. Whenever any payment under any of the Loan Documents
        -----------------
is due and payable on a day which is not a Business Day, except as otherwise provided in this Agreement such payment may be made on the next succeeding Business Day, and such extension of time shall in each such case be included in computing interest in connection with such payment. The foregoing notwithstanding, all interest payments received by the Agent shall be applied to the monthly, quarterly or other interest periods to which they relate, regardless of when received by the Agent.

9.15    Integration.  This Agreement is the entire agreement among the parties
        -----------
relating to this financing transaction and it supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

9.16    Headings.  Article, Section, Subsection and other headings used in
        --------
this Agreement are intended for convenience only and shall not affect the meaning or construction of this Agreement.

9.17    Counterparts.  This Agreement and any amendment hereto may be executed
        ------------
in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought.

9.18    WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE LENDERS AND THE AGENT
        --------------------
IRREVOCABLY WAIVE ANY AND ALL RIGHT IT

MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER, THE LENDERS AND THE AGENT ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING, VOLUNTARY, AND WAS SPECIFICALLY NEGOTIATED.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Credit Agreement to be executed by their respective duly authorized officers as of the date first written above.


ATTEST/WITNESS:                          MASTECH SYSTEMS CORPORATION


/s/ Michael J. Zugay                     By  /s/ Sunil Wadhwani       (SEAL)
-----------------------------------         --------------------------
Name: Michael J. Zugay                   Name: Sunil Wadhwani
Title: Vice President of Finance         Title: Co-Chairman & CEO


                                         PNC BANK, NATIONAL ASSOCIATION, in its
                                         capacity as Agent


                                         By /s/ Enrico A. Della Corna
                                           ---------------------------
                                         Name: Enrico A. Della Corna
                                         Title: Vice President


BR 48927.23
05/21/97:09
0000011-012834

                      SIGNATURE PAGE TO CREDIT AGREEMENT
                           DATED AS OF MAY 30, 1997
                                 BY AND AMONG
                          MASTECH SYSTEMS CORPORATION
                          THE LENDERS PARTIES HERETO
                 AND PNC BANK, NATIONAL ASSOCIATION, AS AGENT


                                        PNC BANK, NATIONAL ASSOCIATION


                                        By /s/ Enrico A. Della Corna
                                          ---------------------------
                                        Name: Enrico A. Della Corna
                                        Title: Vice President

Commitment Percentage:    100%

Revolving Credit Commitment:  $25,000,000


Domestic and Euro-Rate Lending Address and Notice Address:
---------------------------------------------------------

PNC Bank, National Association
Multi-Bank Loan Administration
One PNC Plaza, 4th Floor Annex
Pittsburgh, PA  15222-2707
Attention:  Arlene M. Ohler
Telephone:  412-762-3627
Fax:        412-762-8672

With a Copy to:
--------------

PNC Bank, National Association
One PNC Plaza, Fifth Floor
249 Fifth Avenue
Philadelphia, PA  15222-2707
Attention:    Enrico Della Corna, Corporate Banking
Telephone:    412-762-6036
Fax:          412-762-7353

Payment Instructions:
--------------------

PNC Bank, National Association
ABA No.:    043-0000-96
Attention:  Loan Collateral
Re:         Mastech Systems Corporation

                                 SCHEDULE 3.3
                                                               Borrower's
   Subsidiary                  Country of Organization     Ownership Interest
   ----------                  -----------------------     ------------------

1. Scott Systems Pvt. Ltd.               India           100% of the outstanding
                                                         capital stock

2. Mascot Systems Pvt. Ltd.              India           100% of the outstanding
                                                         capital stock

                                 SCHEDULE 3.8


                                     None

                                 SCHEDULE 5.1


                                     None

                                 SCHEDULE 5.3


                                     None